Exhibit 10.5

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

CNL VILLAGE RETAIL PARTNERSHIP, LP

December 3, 2004

CNL VILLAGE RETAIL PARTNERSHIP, LP

Amended and Restated Limited Partnership Agreement v2

CNL VILLAGE RETAIL PARTNERSHIP, LP	i
Amended and Restated Limited Partnership Agreement v2

CNL VILLAGE RETAIL PARTNERSHIP, LP	ii
Amended and Restated Limited Partnership Agreement v2

CNL VILLAGE RETAIL PARTNERSHIP, LP	iii
Amended and Restated Limited Partnership Agreement v2

CNL VILLAGE RETAIL PARTNERSHIP, LP	iv
Amended and Restated Limited Partnership Agreement v2

Section 13.10	Treatment as a Partnership for Income Tax Purposes.	74

Section 13.11	Representations and Warranties	75

Section 13.12	Special CNL Representation, Warranty and Indemnification.	75

Section 13.13	Reimbursement of Organizational Expenses.	76

Section 13.14	U.S. Currency.	76

Schedule 2.2A - Canadian Resorts and Canadian Commercial Properties

Schedule 2.2B – Intrawest Interim Leases

Schedule 2.2C – US Resorts and US Commercial Properties

CNL VILLAGE RETAIL PARTNERSHIP, LP	v
Amended and Restated Limited Partnership Agreement v2

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

CNL VILLAGE RETAIL PARTNERSHIP, LP

THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) is made and entered into as of December 3, 2004 (the “Effective Date”), by and among (i) CNL VILLAGE RETAIL GP, LLC, a Delaware limited liability company (hereinafter sometimes referred to as “CNL GP” or the “General Partner”), (ii) CNL INCOME PARTNERS, LP, a Delaware limited partnership (“CNL LP”), and (iii) INTRAWEST RESORTS, INC., a Delaware corporation (“Intrawest”).

RECITALS

A. CNL GP and CNL LP (collectively, “CNL”) entered into an agreement of limited partnership dated October 1, 2004 (the “Original Partnership Agreement”) forming CNL Village Retail Partnership, LP (the “Partnership”).

B. Intrawest Corporation, a corporation continued under the Canada Business Corporations Act (“Intrawest Canada”), Intrawest and CNL Income Properties, Inc., a Maryland corporation (“CIP”), an Affiliate of CNL GP and CNL LP, entered into a Venture Formation Agreement dated August 10, 2004 (the “Formation Agreement”) which anticipates that Intrawest or one or more of its Affiliates, on the one hand, and the Partnership, on the other hand, will enter into one or more purchase and sale agreements (the “P&S Agreements”) pursuant to which Intrawest and certain of its Affiliates will sell certain assets comprising Commercial Space located in the United States to the Partnership or one or more of its Affiliates, and Intrawest Canada or one or more of its Affiliates, on the one hand, and the Trust or one or more of its Affiliates, on the other hand, will enter into one or more purchase and sale agreements (the “Canadian P&S Agreements”) pursuant to which Intrawest Canada and certain of its Affiliates will sell certain assets comprising Commercial Space located in Canada to the Trust or one or more of its Affiliates (the “Transaction”).

C. The US Commercial Properties shall be held by the Partnership through one or more wholly-owned special purpose entity Subsidiaries of the Partnership (the “SPE Owners”).

D. The parties hereto desire to enter into this Agreement for the purpose of amending and restating the Original Partnership Agreement and to set forth the agreements of the parties for the operational provisions of the Partnership.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CNL GP, CNL LP and Intrawest (the “Partners”) hereby amend and restate the Original Partnership Agreement, with the intent that this Agreement supersede and replace the Original Partnership Agreement in its entirety as follows:

CNL VILLAGE RETAIL PARTNERSHIP, LP
Amended and Restated Limited Partnership Agreement v2

ARTICLE 1-FORMATION

Section 1.1 Organization.

The Partnership was organized as a Delaware limited partnership pursuant to the Act by the filing of a Certificate of Limited Partnership with the Secretary of State on October 1, 2004.

Section 1.2 Agreement; Effect of Inconsistencies with Act.

The Partners agree to the terms and conditions of this Agreement, as it may from time to time be amended, supplemented or restated according to its terms. Subject to Section 13.2, the Partners intend that this Agreement and the Transaction Documents shall be the sole source of the agreement among the parties, and, except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make such provision effective under the Act. If the Act is subsequently amended or interpreted in such a way as to validate a provision of this Agreement that was formerly invalid, such provision shall be considered to be valid from the effective date of such interpretation or amendment. Each Partner shall be entitled to rely on the provisions of this Agreement, and no Partner shall be liable to the Partnership or to any other Partner for any action or refusal to act taken in good faith reliance on this Agreement. The Partners and the Partnership agree that the duties and obligations imposed on the Partners as such shall be those set forth in this Agreement, which is intended to govern the relationship among the Partnership and the Partners, notwithstanding any provision of the Act or common law to the contrary.

Section 1.3 Name.

The name of the Partnership shall be “CNL VILLAGE RETAIL PARTNERSHIP, LP”, and such name shall be used at all times in connection with the conduct of the Partnership’s business.

Section 1.4 Effective Date.

This Agreement shall become effective as of the date set forth in the first paragraph on page 1.

Section 1.5 Term.

The Partnership shall have perpetual existence and shall continue until the Partnership is dissolved and its affairs wound up in accordance with this Agreement and the Act.

CNL VILLAGE RETAIL PARTNERSHIP, LP	2
Amended and Restated Limited Partnership Agreement v2

Section 1.6 Certificate of Limited Partnership.

On October 1, 2004, a Certificate of Limited Partnership for the Partnership was filed with the Secretary of State pursuant to the Act. The General Partner shall take all other actions deemed by it to be necessary or appropriate from time to time to comply with all applicable requirements for the operation and, when appropriate, pursuant to the terms and provisions of this Agreement, termination of the Partnership as a limited partnership under the Act.

Section 1.7 Registered Agent and Office.

The Partnership’s registered agent for service of process and registered office in the State of Delaware shall be that Person and location reflected in the Certificate. The General Partner may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State. If the registered agent ceases to act as such for any reason or the registered office shall change, the General Partner shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be.

Section 1.8 Principal Place of Business.

The Partnership’s principal place of business shall be located at c/o CNL Income Properties, Inc., CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801-3336. The General Partner may change the location of the Partnership’s principal place of business from time to time; provided that the General Partner shall provide written notice of such change to each of the Limited Partners. The General Partner shall make any filing and take any other action required by applicable law in connection with the change and shall give notice to all Partners of the new location of the Partnership’s principal place of business promptly after the change becomes effective. The General Partner may establish and maintain additional places of business for the Partnership.

Section 1.9 Foreign Qualifications.

The Partnership shall qualify to do business as a foreign limited partnership in each jurisdiction in which the nature of its business requires such qualification. The General Partner may select any Person permitted by applicable law to act as registered agent for the Partnership in each jurisdiction in which it is qualified to do business, and may replace any such Person from time to time.

Section 1.10 Partner’s Qualifications.

Each Partner shall maintain its respective existence and good standing under the laws of its state of formation, and its qualification to do business in such jurisdictions where such qualifications are required.

CNL VILLAGE RETAIL PARTNERSHIP, LP	3
Amended and Restated Limited Partnership Agreement v2

ARTICLE 2-DEFINITIONS

Section 2.1 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article 2 have the meanings assigned to them in this Article 2 and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, as defined in Section 2.2, below; (iii) references in this Agreement to “Articles”, “Sections”, “Paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, Paragraphs and other subdivisions of this Agreement; (iv) a reference to a Paragraph without further reference to a Section is a reference to such Paragraph as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions; (v) the words “hereto,” “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; (vi) the word “including” means “including, but not limited to”; (vii) the words “not including” mean “excluding only”; (viii) the headings in this Agreement are for convenience only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of any of the provisions of this Agreement; and (ix) all Schedules to this Agreement are incorporated herein by this reference thereto as if fully set forth herein, and all references herein to this Agreement shall be deemed to include all such incorporated Schedules.

Section 2.2 Defined Terms.

As used in this Agreement, the following terms shall have the following respective meanings (unless otherwise expressly provided herein):

Act: The Revised Uniform Limited Partnership Act of the State of Delaware in its present form or as amended from time to time, and any successor to such statute.

Additional Capital Contribution: As defined in Section 4.3(a).

Adjusted Basis: The basis for determining gain or loss for federal income tax purposes from the sale or other disposition of property, as defined in Section 1011 of the Code.

Adjusted Capital Account: With respect to any Partner, the balance in such Partner’s Capital Account as of the end of the relevant Fiscal Year, after crediting to such Capital Account any amount which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5).

Adjusted Capital Account Deficit: With respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Fiscal Year after debiting to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

CNL VILLAGE RETAIL PARTNERSHIP, LP	4
Amended and Restated Limited Partnership Agreement v2

Affiliate: Two (2) entities are Affiliates if (1) one of the entities is a Subsidiary of the other entity, (2) both of the entities are Subsidiaries of the same entity, (3) both of the entities are Controlled by the same Person or entity, (4) one of the entities is a partnership and the other entity is its general partner, or (5) one of the entities is a trust and the other entity is its beneficiary. Where a person is an Affiliate of two entities each of those entities will be Affiliates of each other. For greater certainty, a partnership and a trust shall be deemed to be entities for the purpose of this definition.

Agreement: This Amended and Restated Limited Partnership Agreement in its present form or as amended, supplemented or restated from time to time.

Annual Plan: With respect to the Commercial Properties at each US Resort, an annual plan which includes an operating budget (with an agreed upon contingency a line item which shall not be less than 5% of such operating budget), a capital expenditure budget, a leasing program, cash flow projections, an estimate of tenant recoverables, a marketing plan and an insurance review.

Appraisal: As defined in Section 5.1(c)(i)(A).

Approval: Whenever a provision of this Agreement requires an approval, consent or agreement (herein individually or collectively referred to as an “Approval”), except to the extent specifically provided otherwise in this Agreement, the request for such approval shall be in writing, be accompanied by reasonable detail if the circumstances require and refer to the Section pursuant to which such approval is requested and, unless otherwise expressly provided, (a) the party whose approval is sought will, within fifteen (15) days after receipt of a request for Approval, notify the requesting party in writing either that it approves or that it withholds its Approval, (b) if the notification referred to in (a) is not given within the applicable period of time, the party whose approval is requested will be deemed conclusively to have given its Approval in writing, and (c) if this Agreement expressly provides that an Approval is “not to be unreasonably withheld”, any notice that such Approval is being withheld will set forth in reasonable detail the reasons for withholding Approval.

Assignee: A Person to whom Economic Rights are Transferred from a Partner (or other Assignee) and who is not admitted as a Partner in accordance with Article 9.

Bankruptcy Law: As defined in Section 10.1(d).

Business Day: Any day other than a Saturday, a Sunday or a day on which national banks are not open for business in the State of Delaware or are authorized by law to close.

Canadian Commercial Properties: The Commercial Spaces located at the Canadian Resorts more particularly described on Schedule 2.2A hereto, together with any Commercial Spaces located at resorts in Canada that any trust that is an Affiliate of CIP may acquire after the Effective Date pursuant to the Option Agreement (or otherwise with Approval in writing by CNL LP and Intrawest).

CNL VILLAGE RETAIL PARTNERSHIP, LP	5
Amended and Restated Limited Partnership Agreement v2

Canadian Properties: As defined in Section 11.1(b).

Canadian Properties’ Allocated Price: As defined in Section 11.1(b).

Canadian P&S Agreements. As defined in Recital B.

Canadian Resorts: Those resorts located in Canada, more particularly described on Schedule 2.2A hereto.

Canadian Revenue Act: The Income Tax Act (Canada) R.S.C. 1985, c. 1 (5th Suppl.), as amended, and the income tax legislation of any province or other political subdivision of Canada applicable to the Canadian Commercial Properties or to the owners thereof or lender thereto.

Canadian Tax: Any tax levied pursuant to a Canadian Tax Act on income, net profits, gains, capital gains and other items assimilated to income, profits, gains or capital gains by any Canadian Tax Act and whether derived from, on or in respect of property or business and any tax levied on items of gross income or revenue by withholding, including but not limited to dividends, rents, interest, distributions by trusts or other entities, management fees and any items assimilated to such items of gross income or revenue by any Canadian Tax Act, and whether levied or imposed on a person or entity resident in Canada or not.

Canadian Tax Acts: The Canadian Revenue Act, any capital tax legislation of Canada or any province or other political subdivision thereof and any other fiscal legislation of Canada or any province or other political subdivision thereof.

Capital Account: As defined in Section 4.5.

Capital Call Default: As defined in Section 4.3(b).

Capital Call Default Notice: As defined in Section 4.4(a).

Capital Call Notice: As defined in Section 4.3(b).

Capital Contributions: For purposes of this Agreement,

(1) Except as otherwise provided in Paragraph (2) below,

(a) a Partner’s Capital Contributions shall include only

(i) such Partner’s Initial Capital Contributions; and

(ii) such Partner’s Additional Capital Contributions; and

CNL VILLAGE RETAIL PARTNERSHIP, LP	6
Amended and Restated Limited Partnership Agreement v2

(b) a Partner’s Capital Contributions shall not include, without limitation,

(i) amounts contributed by such Partner pursuant to Section 4.3(e) or as preferred equity pursuant to Section 4.4(a),

(ii) (with respect to Intrawest), amounts contributed pursuant to Section 4.3(f), or

(iii) (with respect to CNL), amounts contributed pursuant to Section 5.1(c) to fund a Partial Promote Buyout, provided and to the extent such amounts are treated for federal income tax purposes as a purchase by CNL of a portion of the Promote Interest (with the result that CNL is treated, pursuant to Regulations Section 1.704-1(b)(iv)(l), as acquiring that portion of Intrawest’s Capital Account that relates to such portion of the Promote Interest immediately subsequent to the adjustment of all Partner’s Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(f)).

(2) Notwithstanding Paragraph (1) above,

(a) for purposes of determination of a Partner’s Hypothetical Investment Amount, such Partner’s Capital Contributions shall be deemed to include amounts contributed pursuant to Section 4.3(e); and

(b) for purposes of Section 4.5, Capital Contributions shall be deemed to include

(i) amounts contributed pursuant to Sections 4.3(e) and (f) and as preferred equity pursuant to Section 4.4(a);

(ii) any amount contributed by CNL to fund a Partial Promote Buyout pursuant to Section 5.1(c) to the extent such amount is not afforded the treatment described in clause (1)(b)(iii) above.

Capital Loan: As defined in Section 4.4(a).

Capital Proceeds: As defined in the definition of Net Capital Proceeds.

Capital Transaction: (a) A transaction in which the Partnership, any Subsidiary of the Partnership (including any SPE Owner), the Trust or the CNL Lessee, as applicable, (i) receives proceeds from a borrowing (excluding proceeds from borrowings which would be treated as Related Party Debt), (ii) sells, exchanges or otherwise disposes of any of the Commercial Properties, including, without limitation, by way of an in-kind distribution or a sale or other disposition pursuant to a condemnation, or (iii) receives the proceeds of property damage insurance as a result of a casualty to any of the Commercial Properties, or (b) any other transaction involving the Partnership, any Subsidiary of the Partnership (including any SPE Owner), the Trust or the CNL Lessee that, in accordance with GAAP, is considered capital in nature (excluding contributions to such Person and borrowings by such Person which would be treated as Related Party Debt).

CNL VILLAGE RETAIL PARTNERSHIP, LP	7
Amended and Restated Limited Partnership Agreement v2

Certificate: The Certificate of Limited Partnership of the Partnership filed with the Secretary of State, as amended from time to time in accordance with the Act.

CIP: As defined in Recital B.

CNL: As defined in Recital A. Unless otherwise provided herein, any distributions or allocations that are made to CNL shall be made between CNL GP and CNL LP, pro rata, in proportion to their respective Percentage Interests.

CNL Beneficiaries: (a) The beneficiaries of the Trust (namely CNL Beneficiary Blue TRS Corp., CNL Beneficiary Whistler TRS Corp. and the CNL Retail SPE Trust (described in the definition of “Holding Trusts”)), (b) the beneficiaries of CNL Retail SPE Trust (namely the CNL Retail Upper Holding Trust (described in the definition of “Holding Trusts”)), (c) the beneficiaries of CNL Retail Upper Holding Trust (namely CNL Beneficiary Blue Corp., CNL Beneficiary Whistler Corp. and CNL Retail Beneficiary LP) and (d) any other beneficiaries from time to time of the Trust or the Holding Trusts.

CNL First Tier Preferred Distribution: The amount required to provide CNL with an eleven percent (11%) annual return on its Net Hypothetical Unreturned Investment Amount for the period beginning on the Effective Date and ending on the last day of the first full Fiscal Year following the Effective Date (being the period from December 3, 2004 to December 31, 2005); an eleven and one-quarter percent (11.25%) annual return on its Net Hypothetical Unreturned Investment Amount for the second full Fiscal Year following the Effective Date (being the period from January 1 to December 31, 2006); and an eleven and one-half percent (11.5%) annual return on its Net Hypothetical Unreturned Investment Amount for the third full Fiscal Year following the Effective Date (being the period from January 1 to December 31, 2007), and all Fiscal Years thereafter.

The amount required to provide CNL with the CNL First Tier Preferred Distribution shall be determined with respect to any Fiscal Period after taking into account

(1) the Deemed Distributions of Hypothetical Net Cash Flow to CNL with respect to such Fiscal Period as of the time of the determination, and

(2) distributions to CNL pursuant to Section 5.1(b)(i) with respect to such Fiscal Period as of the time of the determination to the extent any portion of such distributions would be treated as properly allocable to the CNL First Tier Preferred Distribution, determined as of the time of any such distribution by first allocating such distributions to reduce the amount of any accrued but unpaid CNL First Tier Preferred Distribution.

CNL GP: CNL Village Retail GP, LLC, a Delaware limited liability company.

CNL Headlease: (a) Those certain Master Lease Agreements dated December 3, 2004 in favour of CNL Income Canada Lessee Corp. as tenant in respect of certain Commercial Spaces located at the Canadian Resorts, as the same may be amended from time to time with Approval in writing by CNL LP and Intrawest, and (b) any lease agreement on similar terms in respect of any other Canadian Commercial Property.

CNL VILLAGE RETAIL PARTNERSHIP, LP	8
Amended and Restated Limited Partnership Agreement v2

CNL Lessee: CNL Income Canada Lessee Corp., a corporation continued under the Canadian Business Corporation Act, and each other lessee from time to time under the CNL Headlease.

CNL LP: CNL Income Partners, LP, a Delaware limited partnership.

CNL First Tier Mezzanine Debt: All indebtedness of the Trust from time to time in respect of advances made for the purpose of assisting the Trust to finance the acquisition of the Canadian Commercial Properties pursuant to (a) that certain Credit Agreement dated December 3, 2004 made by R&H US Canadian Property Limited, as Trustee in favor of CNL LP, as the same may be amended from time to time with Approval in writing by Intrawest, and (b) any credit agreement on similar terms which is entered into after the Effective Date in favor of CNL or an Affiliate thereof with Approval in writing by Intrawest.

CNL Second Tier Mezzanine Debt: All indebtedness of the Trust from time to time in respect of advances made to fund certain expenditures which are incurred with respect to the Canadian Commercial Properties, including, without limitation, principal included in regular amortization payments on account of Institutional Debt (excluding, for greater certainty, any balloon payment at maturity) and certain capital expenditures, pursuant to (a) that certain Credit Agreement dated December 3, 2004 made by R&H US Canadian Property Limited, as Trustee in favor of CNL LP, as the same may be amended from time to time with Approval in writing by Intrawest, and (b) any credit agreement on similar terms which is entered into after the Effective Date in favor of CNL or an Affiliate thereof with Approval in writing by Intrawest, provided however, such amounts shall not include the CNL First Tier Mezzanine Debt or the CNL Subordinated Junior Mezzanine Debt.

CNL Second Tier Preferred Distribution: The amount required to provide CNL with a fourteen percent (14%) annual return on its Net Hypothetical Unreturned Investment Amount.

The amount required to provide CNL with the CNL Second Tier Preferred Distribution shall be determined with respect to any Fiscal Period after taking into account

(1) the Deemed Distributions of Hypothetical Net Cash Flow to CNL with respect to such Fiscal Period as of the time of the determination, and

(2) distributions to CNL pursuant to Section 5.1(b)(i) with respect to such Fiscal Period as of the time of the determination to the extent any portion of such distributions would be treated as properly allocable to either the CNL First Tier Preferred Distribution, or the CNL Second Tier Preferred Distribution, determined as of the time of any such distribution by first allocating such distributions to reduce the amount of any accrued but unpaid CNL First Tier Preferred Distribution and thereafter to reduce the amount of any accrued but unpaid CNL Second Tier Preferred Distribution.

CNL VILLAGE RETAIL PARTNERSHIP, LP	9
Amended and Restated Limited Partnership Agreement v2

CNL Subordinated Junior Mezzanine Debt: All subordinated indebtedness of the Trust from time to time in respect of amounts advanced as a “CNL Partners Subordinated Loan” pursuant to (a) that certain Credit Agreement dated December 3, 2004 made by R&H US Canadian Property Limited as Trustee, in favor of CNL LP, as the same may be amended from time to time with Approval in writing by Intrawest, and (b) any credit agreement on similar terms which is entered into after the Effective Date in favor of CNL or an Affiliate thereof with Approval in writing by Intrawest.

CNL’s Unreturned Trust Investment: An amount equal to the excess of the sum of the principal amounts advanced to the Trust by CNL or an Affiliate thereof as Related Party Debt and the amounts contributed to the Trust by CNL or an Affiliate thereof over the sum, without duplication, of the aggregate amounts of principal payments made by the Trust to CNL or an Affiliate thereof with respect to the Related Party Debt and amounts paid to any CNL Beneficiary, in each case, out of Net Capital Proceeds of the Trust.

Code: The Internal Revenue Code of 1986, as in effect and hereafter amended.

Commercial Properties: Collectively, the US Commercial Properties and the Canadian Commercial Properties.

Commercial Space: Real property that includes a building or part thereof for which there exists a separate legal title and that has been developed, or is intended to be developed, for use as space for:

(1) retail goods or services (excluding utility services);

(2) eating or drinking establishments (which shall include, without limitation, restaurants, cafes, coffee shops, pubs, bars and nightclubs); or

(3) business offices (which shall include, without limitation, medical offices, dental offices and banks and other financial institutions);

but, excluding the following unless in any particular instance the Approval in writing by Intrawest is otherwise obtained: (i) any space for retail goods or services, eating or drinking establishments or business offices contained in a hotel or condominium-hotel development which is required by the hotel operator or hotel chain providing a franchise or license or its name to the development to be managed by the hotel chain, the hotel operator or Intrawest or any of its Affiliates or any other Person which may be the operator of the Resort at which such hotel or condominium-hotel is located in connection with the operation of the hotel or condominium-hotel; (ii) any space ancillary and incidental to the residential component of a condominium or condominium-hotel development (such as front desk space, lobby areas, administrative offices and recreational areas); (iii) any space for retail goods or services, eating or drinking establishments or business offices consisting of less than two hundred (200) square feet which is contained within and ancillary to the residential component of any condominium or condominium-hotel development (such as small gift shops, coffee shops and food concessions); (iv) any office space leased or to be leased to and for the use of Intrawest or any of its Affiliates

CNL VILLAGE RETAIL PARTNERSHIP, LP	10
Amended and Restated Limited Partnership Agreement v2

or any other Person which may be the operator of the Resort at which such office space is located; (v) any conference space; (vi) any casino, miniature golf facility, golf or tennis pro shop, ice rink, roller rink or water park; (vii) any stand alone health club or spa that is not part of a building or integrated building complex that contains other space for retail goods or services, eating or drinking establishments or business offices; (viii) any parking facility that is not required by the applicable governmental or condominium bylaws, rules or regulations to serve a Commercial Space, (ix) any storage space that is not designed to functionally serve a Commercial Space; (x) any information, reservation or ticket centre space used by the operator of any Resort for such purpose; (xi) any space in any lift building, day lodge (which shall mean, for the purposes of this definition, a building used by the operator of the Resort as a focus for Resort operations, and which may include space for things such as information, guest services, ticket sales, instruction or lessons, lockers or other storage, administration or accounting offices, other business offices, security or patrol operations, first aid, display or exhibition areas, therapy or health facilities or parking), guest service, guest lesson, kids’ camp or day care space used by the operator of any Resort for such purpose; (xii) any space for retail goods or services, eating or drinking establishments or business offices situated in any day lodge, guest services, kids’ camp or day care facility; (xiii) any other space used by the operator of any Resort for lessons, rentals or repairs in connection with the operation of the Resort; and (xiv) any real estate sales or property management office space.

Complete Destruction: The destruction of or material damage to any US Commercial Properties situated in a separate building or separate building complex where the gross leasable area subject to such material damage or destruction is more than twenty-five percent (25%) of the gross leasable area of all of the US Commercial Properties situated in such building or building complex.

Condominium Documents: The condominium declarations, bylaws, articles of incorporation, rules and regulations and maps governing those portions of the US Commercial Properties situated in condominium buildings, including any shared services agreements and other agreements providing various easements and rights, including those for support, passage and utilities, and the sharing of certain costs of facilities and services used in common by the various components of the buildings.

Contributed Property: All property (other than cash) contributed to the Partnership as a Capital Contribution after the Effective Date.

Contributing Partner: Each of CNL and Intrawest which makes an Additional Capital Contribution.

Control and Controlled: With respect to such terms (1) the right to exercise, directly or indirectly, a majority of the votes which may be voted at a meeting of (a) the shareholders of the corporation, in the case of a corporation, (b) the shareholders of the general partner, in the case of a limited partnership or (c) the equity holders or other voting participants, in the case of a Person that is not a corporation or a limited partnership or (2) the right to elect or appoint, directly or indirectly, a majority of (a) the directors of the corporation in the case of a corporation, (b) the directors of the general partner, in the case of a limited partnership or (c) a majority of the Persons who have the right to manage or supervise the management of the affairs and business, in the case of a Person that is not a corporation or a limited partnership.

CNL VILLAGE RETAIL PARTNERSHIP, LP	11
Amended and Restated Limited Partnership Agreement v2

Coverage Ratio: As defined in Section 5.1(d)(ii)(D).

Coverage Ratio Cash Flow: In respect of any Fiscal Year, the total EBITDA for the Commercial Properties, determined on a consolidated basis as if all the Commercial Properties were owned by one Person, reduced by the excess of (1) the sum of the expenses of the Partnership and the Trust (excluding, for this purpose, any amounts required to be paid with respect to any borrowing) over (2) the amortized amount with respect to such Fiscal Year of the aggregate amount of any tenant improvements properly capitalized in accordance with GAAP, determined on a straight line basis over a five (5) year period.

Custodian: As defined in Section 10.1(d)(iii).

Deemed Distributions of Hypothetical Net Capital Proceeds: An amount which shall be determined from time to time with respect to CNL or Intrawest, as applicable, and for any Fiscal Period, as set forth in the respective definitions of Deemed Distributions of Hypothetical Net Capital Proceeds to CNL and Deemed Distributions of Hypothetical Net Capital Proceeds to Intrawest.

Deemed Distributions of Hypothetical Net Capital Proceeds to CNL: An amount which shall be determined from time to time, and with respect to any Fiscal Period, without duplication, equal to

(1) the sum of

(a) the aggregate amount distributed to CNL with respect to such Fiscal Period pursuant to (A) the provisions of Section 5.1(b)(i), (iv) and (v) and (B) the provisions of Section 12.3, (including, for this purpose, the amount of the deemed distributions calculated for purposes of Section 11.1), to the extent such amounts would be properly treated as a distribution of Net Capital Proceeds of the Partnership if distributed pursuant to the provisions of Section 5.1, each as of the time of the determination;

(b) the aggregate amount of all payments of principal of, and interest and other amounts in respect of, the CNL First Tier Mezzanine Debt, the CNL Second Tier Mezzanine Debt, and the CNL Subordinated Junior Mezzanine Debt with respect to such Fiscal Period as of the time of the determination (which shall be deemed to include the amount of any Tax paid by the Trust in respect of any such payments regardless of when such payments of principal or interest are made, but only to the extent any such Tax is not otherwise taken into account pursuant to this provision), to the extent such amounts are paid out of Net Capital Proceeds of the Trust;

(c) the aggregate amount of Net Capital Proceeds of the Trust distributed to the CNL Beneficiaries with respect to such Fiscal Period (which shall be deemed to include the amount of any Tax paid by the Trust with respect to any such distribution, without regard to when such distribution was made), treating, for such purpose, the remaining Net Capital

CNL VILLAGE RETAIL PARTNERSHIP, LP	12
Amended and Restated Limited Partnership Agreement v2

Proceeds of the Trust available for distribution with respect to such Fiscal Period, after taking into account any applicable Taxes referred to above, as actually distributed in such Fiscal Period, provided that any such amount which is retained by the Trust shall not thereafter be taken into account pursuant to this provision;

(d) the aggregate amount of Tax paid by the Trust in such Fiscal Period which is levied in respect of (A) a disposition of Trust Property (excluding a disposition described in (e) below or a disposition in connection with an exercise of the rights described in Article 11 initiated by Intrawest if the buying Partner is Intrawest and its Affiliates that hold Trust Interests), or (B) a sale or other disposition of any interest in a CNL Beneficiary by CIP or any of its Affiliates, provided and to the extent that any such Tax is imposed under the Canadian Revenue Act as a direct consequence of any such sale or disposition of an interest in a CNL Beneficiary; provided that, in the case of a voluntary sale by the Trust to a third party of any Trust Property or an involuntary disposition of any Trust Property upon a condemnation, if Intrawest Canada would have had to pay any actual cash Tax under the Canadian Revenue Act with respect to such sale or involuntary disposition had Intrawest Canada owned an interest in such Trust Property equivalent to the interest of Intrawest hereunder attributable to such Trust Property, after taking into account any and all losses or deductions available to Intrawest Canada from any and all sources whatsoever to eliminate or reduce its liability to pay such Tax, then the Tax paid by the Trust which is levied in respect of such sale or involuntary disposition will be taken into account pursuant to this (d) as agreed to by CNL and Intrawest at the time of such sale or involuntary disposition with a view to equitably adjusting for the impact of such Tax;

(e) the fair market value of all in-kind distributions made by the Trust in such Fiscal Period in connection with a subsequent disposition of the distributed property or a CNL Beneficiary, determined after taking into account the sum of all debt or liabilities properly allocable to such property and discharged with the proceeds of such subsequent disposition, including, without limitation, amounts borrowed from an Institutional Lender and Related Party Debt, and after deduction of the costs and expenses reasonably anticipated to be incurred in connection with such subsequent disposition of such property;

(f) the aggregate amount of Net Capital Proceeds of the CNL Lessee distributed to CIP or any of its Affiliates with respect to such Fiscal Period treating, for such purpose, the remaining Net Capital Proceeds of the CNL Lessee available for distribution with respect to such Fiscal Period, after taking into account the expenses referred to in (g) below, as actually distributed in such Fiscal Period, provided that any such amount which is retained by the CNL Lessee shall not thereafter be taken into account pursuant to this provision; and

(g) the aggregate amount of Tax paid by the CNL Lessee in such Fiscal Period with respect to amounts included in Net Capital Proceeds of the CNL Lessee;

reduced by

(2) the sum of

(a) the aggregate amount contributed to the Partnership by CNL pursuant to Section 4.3(e)(ii) with respect to such Fiscal Period, as of the time of the determination;

CNL VILLAGE RETAIL PARTNERSHIP, LP	13
Amended and Restated Limited Partnership Agreement v2

(b) any amounts advanced as CNL Subordinated Junior Mezzanine Debt with respect to such Fiscal Period, as of the time of the determination, to the extent any such amount was funded in lieu of making all or a portion of a contribution to the Partnership pursuant to Section 4.3(e)(ii); and

(c) any amounts contributed to the Trust by CNL or its Affiliates, including, without limitation, the CNL Beneficiaries, with respect to such Fiscal Period, as of the time of the determination, to the extent any such amount was funded in lieu of making all or a portion of a contribution to the Partnership pursuant to Section 4.3(e)(ii).

Deemed Distributions of Hypothetical Net Capital Proceeds to Intrawest: An amount which shall be determined from time to time, and with respect to any Fiscal Period, without duplication, equal to

(1) the sum of

(a) the aggregate amount distributed to Intrawest with respect to such Fiscal Period pursuant to (A) the provisions of Section 5.1(b)(ii), (iv) and (v) and (B) the provisions of Section 12.3, (including, for this purpose, the amount of the deemed distributions calculated for purposes of Section 11.1), to the extent such amounts would be properly treated as a distribution of Net Capital Proceeds of the Partnership if distributed pursuant to the provisions of Section 5.1, each as of the time of the determination, and taking into account, for this purpose, any amount which is distributable to Intrawest but offset by prior Special Promote Distributions treated as Promote Value Prepayments; and

(b) the aggregate amount of all payments of principal of, and interest and other amounts in respect of, the Intrawest First Tier Mezzanine Debt and the Intrawest Second Tier Mezzanine Debt with respect to such Fiscal Period, as of the time of the determination, to the extent such amounts are paid out of Net Capital Proceeds of the Trust;

reduced by

(2) the aggregate amount contributed to the Partnership by Intrawest pursuant to Section 4.3(e)(ii) with respect to such Fiscal Period, as of the time of the determination.

Deemed Distributions of Hypothetical Net Cash Flow: An amount which shall be determined from time to time with respect to CNL or Intrawest, as applicable, and for any Fiscal Period, as set forth in the respective definitions of Deemed Distributions of Hypothetical Net Cash Flow to CNL and Deemed Distributions of Hypothetical Net Cash Flow to Intrawest.

Deemed Distributions of Hypothetical Net Cash Flow to CNL: An amount which shall be determined from time to time, and with respect to any Fiscal Period, without duplication, equal to

CNL VILLAGE RETAIL PARTNERSHIP, LP	14
Amended and Restated Limited Partnership Agreement v2

(1) the sum of

(a) the aggregate amount distributed to CNL with respect to such Fiscal Period pursuant to (A) the provisions of Sections 5.1(a)(i), (iv) and (v) and (B) the provisions of Section 12.3, (including, for this purpose, the amount of the deemed distributions calculated for purposes of Section 11.1), to the extent such amounts would be properly treated as a distribution of Net Cash Flow of the Partnership if distributed pursuant to the provisions of Section 5.1, each as of the time of the determination;

(b) the aggregate amount of all payments of principal of, and interest and other amounts in respect of, the CNL Mezzanine Debt, the CNL Second Tier Mezzanine Debt and the CNL Subordinated Junior Mezzanine Debt with respect to such Fiscal Period as of the time of the determination (which shall be deemed to include the amount of any Tax paid by the Trust in respect of any such payments regardless of when such payments of principal or interest are made, but only to the extent any such Tax is not otherwise taken into account pursuant to this provision), to the extent such amounts are not paid out of Net Capital Proceeds of the Trust;

(c) the aggregate amount of Net Cash Flow of the Trust distributed to the CNL Beneficiaries with respect to such Fiscal Period (which shall be deemed to include the amount of any Tax paid by the Trust with respect to any such distribution, without regard to when such distribution was made), treating, for such purpose, the remaining Net Cash Flow of the Trust available for distribution with respect to such Fiscal Period, after taking into account any applicable Taxes referred to above, as actually distributed in such Fiscal Period, provided that any such amount which is retained by the Trust shall not thereafter be taken into account pursuant to this provision;

(d) the aggregate amount of Tax paid by the Trust in such Fiscal Period with respect to amounts included in Net Cash Flow of the Trust;

(e) the aggregate amount of Net Cash Flow of the CNL Lessee distributed to CIP or any of its Affiliates with respect to such Fiscal Period treating, for such purpose, the remaining Net Cash Flow of the CNL Lessee available for distribution with respect to such Fiscal Period, after taking into account the Tax referred to in (f) below, as actually distributed in such Fiscal Period, provided that any such amount which is retained by the CNL Lessee shall not thereafter be taken into account pursuant to this provision; and

(f) the aggregate amount of Tax paid by the CNL Lessee in such Fiscal Period with respect to amounts included in Net Cash Flow of the CNL Lessee;

reduced by

(2) the sum of

(a) the aggregate amount contributed to the Partnership by CNL pursuant to Section 4.3(e)(i) with respect to such Fiscal Period, as of the time of the determination;

(b) any amounts advanced as CNL Subordinated Junior Mezzanine Debt with respect to such Fiscal Period, as of the time of the determination, to the extent any such amount was funded in lieu of making all or a portion of a contribution to the Partnership pursuant to Section 4.3(e)(i); and

CNL VILLAGE RETAIL PARTNERSHIP, LP	15
Amended and Restated Limited Partnership Agreement v2

(c) any amounts contributed to the Trust by CNL or its Affiliates, including, without limitation, the CNL Beneficiaries, with respect to such Fiscal Period, as of the time of the determination, to the extent any such amount was funded in lieu of making all or a portion of a contribution to the Partnership pursuant to Section 4.3(e)(i).

Provided, however, and notwithstanding anything to the contrary in this Agreement, for purposes of determining when CNL is deemed to have received an Internal Rate of Return of eleven and one-half percent (11.5%) or fourteen percent (14%), as the case may be, any amount distributed to CNL pursuant to Section 6.17 shall be taken into account under Paragraph (1)(a) above as of the date on which such amount is distributed.

Deemed Distributions of Hypothetical Net Cash Flow to Intrawest: An amount which shall be determined from time to time, and with respect to any Fiscal Period, without duplication, equal to,

(1) the sum of

(a) the aggregate amount distributed to Intrawest pursuant to (A) the provisions of Sections 5.1(a)(ii), (iv), (v) and (B) the provisions of Section 12.3, (including, for this purpose, the amount of the deemed distributions calculated for purposes of Section 11.1), to the extent such amounts would be properly treated as a distribution of Net Cash Flow of the Partnership if distributed pursuant to the provisions of Section 5.1, each as of the time of the determination after taking into account, for this purpose, any amount which is distributable to Intrawest but offset by prior Special Promote Distributions treated as Promote Value Prepayments; and

(b) the aggregate amount of all payments of principal of, and interest and other amounts in respect of, the Intrawest First Tier Mezzanine Debt and the Intrawest Second Tier Mezzanine Debt with respect to such Fiscal Period, as of the time of the determination, to the extent such amounts are not paid out of Net Capital Proceeds of the Trust;

reduced by

(2) the aggregate amount contributed to the Partnership by Intrawest pursuant to Section 4.3(e)(i) with respect to such Fiscal Period, as of the time of the determination.

Provided, however, and notwithstanding anything to the contrary in this Agreement, for purposes of determining when Intrawest is deemed to have received an Internal Rate of Return of eleven and one-half percent (11.5%), any amount distributed to Intrawest pursuant to Section 6.17 shall be taken into account under Paragraph (1)(a) above as of the date on which such amount is distributed.

Defaulting Partner: A Partner or Partners with respect to which an Event of Default has occurred and is continuing.

CNL VILLAGE RETAIL PARTNERSHIP, LP	16
Amended and Restated Limited Partnership Agreement v2

Designated Price: As defined in Section 11.1(a).

Distribution: A transfer of property (including cash) by the Partnership to a Partner or an Assignee on account of a Partnership Interest pursuant to Section 5.1 or Section 12.3.

Distribution Excess: A Distribution Excess shall exist with respect to a Partner in any Fiscal Quarter, to the extent of the sum of

(1) the excess, if any, of

(a) the sum of (i) such Partner’s Deemed Distributions of Hypothetical Net Cash Flow with respect to such Fiscal Quarter, as of the time of the determination, and (ii) the aggregate amount of such Partner’s Deemed Distributions of Hypothetical Net Cash Flow with respect to all prior Fiscal Quarters, over

(b) such Partner’s aggregate entitlement to Hypothetical Cash Flow with respect to such Fiscal Quarter, as of the time of the determination, and all prior Fiscal Quarters, (as determined with respect to each such Fiscal Period pursuant to the provisions of Section 5.1), (a “Net Cash Flow Distribution Excess”); and

(2) the excess, if any, of

(a) the sum of (i) such Partner’s Deemed Distributions of Hypothetical Net Capital Proceeds with respect to such Fiscal Quarter, as of the time of the determination, and (ii) the aggregate amount of such Partner’s Deemed Distributions of Hypothetical Net Capital Proceeds with respect to all prior Fiscal Quarters, over

(b) such Partner’s aggregate entitlement to Hypothetical Net Capital Proceeds with respect to such Fiscal Quarter, as of the time of the determination, and all prior Fiscal Quarters, (as determined with respect to each such Fiscal Period pursuant to the provisions of Section 5.1(b)), (a “Net Capital Proceeds Distribution Excess”).

Distribution Shortfall: A Distribution Shortfall shall exist with respect to a Partner in any Fiscal Quarter of a Fiscal Year, to the extent of the sum of

(1) the excess, if any, of

(a) such Partner’s aggregate entitlement to Hypothetical Net Cash Flow with respect to such Fiscal Quarter, as of the time of the determination, and all prior Fiscal Quarters of such Fiscal Year, (as determined with respect to each such Fiscal Quarter pursuant to the provisions of Section 5.1(a)), over

(b) the sum of (i) such Partner’s Deemed Distributions of Hypothetical Net Cash Flow with respect to such Fiscal Quarter, as of the time of the determination, taking into account Net Cash Flow of the Partnership available for distribution with respect to such Fiscal Period as of the time of the determination, and (ii) the aggregate amount of such Partner’s Deemed Distributions of Hypothetical Net Cash Flow with respect to all prior Fiscal Quarters of such Fiscal Year, (a “Net Cash Flow Distribution Shortfall”), and

CNL VILLAGE RETAIL PARTNERSHIP, LP	17
Amended and Restated Limited Partnership Agreement v2

(2) the excess, if any, of

(a) such Partner’s aggregate entitlement to Hypothetical Net Capital Proceeds with respect to such Fiscal Quarter, as of the time of the determination, and all prior Fiscal Quarters of such Fiscal Year, (as determined with respect to each such Fiscal Quarter pursuant to the provisions of Section 5.1(b)), over

(b) such Partner’s Deemed Distributions of Hypothetical Net Capital Proceeds with respect to such Fiscal Quarter, as of the time of the determination, taking into account Net Capital Proceeds of the Partnership available for distribution with respect to such Fiscal Period as of the time of the determination, and (ii) the aggregate amount of such Partner’s Deemed Distributions of Hypothetical Net Capital Proceeds with respect to all prior Fiscal Quarters of such Fiscal Year, (a “Net Capital Proceeds Distribution Shortfall”).

Documents: As defined in Section 6.9.

Due Date: As defined in Section 4.3(b).

EBITDA: For a given period, the net income for such period as determined in accordance with GAAP, plus: to the extent previously deducted in determining such net income, interest, income taxes, depreciation and amortization, in each case for such period and determined in accordance with GAAP; and excluding: all extraordinary items, as determined in accordance with GAAP, including within this exclusion income taxes (either positive or negative) attributable to extraordinary gains or losses to the extent not already excluded.

Economic Rights: With respect to an Assignee, the Assignee’s rights to receive allocations of net income, net loss, income, gain, deduction or loss of the Partnership and Distributions pursuant to this Agreement.

Effective Date: As set forth in Section 1.4.

Emergency Costs: Costs and expenses required to (a) correct a condition that, if not corrected, would endanger imminently the preservation or safety of a US Commercial Property its tenants or any other persons at or using a US Commercial Property, (b) avoid the imminent suspension of any necessary service in or to a US Commercial Property, or (c) prevent the Partnership, any of the Partners (or their Affiliates) or any SPE Owner from being subjected imminently to criminal or substantial civil penalties or damage.

Escrow Company: As defined in Section 11.1.

Established Fair Market Values: As defined in Sections 5.1(c)(i)(A).

Event of Default: As defined in Section 10.1.

CNL VILLAGE RETAIL PARTNERSHIP, LP	18
Amended and Restated Limited Partnership Agreement v2

First or Second Fiscal Year Shortfall: An amount, determined with respect to each of the Fiscal Year beginning January 1, 2005 and the Fiscal Year beginning January 1, 2006, equal to the excess of (1) the sum of (a) the aggregate amount of the Partnership’s, each of the SPE Owners’, the Trust’s and the CNL Lessee’s expenses, without duplication, and including, without limitation, each of the Partnership’s, each of the SPE Owners’, the Trust’s and the CNL Lessee’s current obligations (except principal at maturity) to Institutional Lenders and other third parties, and (b) the amount required to be distributed to CNL pursuant to Section 5.1(a)(i) for each of such Fiscal Years with respect to the CNL First Tier Preferred Distribution over (2) the aggregate Net Cash Flow of the Partnership, each of the SPE Owners, the Trust, and the CNL Lessee for each such Fiscal Year, without duplication, determined without regard to the provisions of Section 4.3(e), provided that such amount shall not exceed Three Hundred and Eighty Thousand Dollars ($380,000.00) in either of such Fiscal Years.

Fiscal Period: A Fiscal Quarter, Fiscal Year or other period as the context may require.

Fiscal Quarter: Each calendar quarter in each Fiscal Year.

Fiscal Year: The calendar year.

Formation Agreement: As defined in Recital B.

GAAP: Generally accepted accounting principles as applied in the United States.

GPLP: As defined in Section 6.17.

General Partner: CNL GP, or any successor general partner appointed pursuant to Section 6.1.

Holding Trusts: (a) The CNL Retail SPE Trust and the CNL Retail Upper Holding Trust, each Delaware statutory trusts, established respectively pursuant to an Instrument of Trust dated November 18, 2004 between CNL Income Properties, LP as settlor and Charles A. Muller as the original trustee and pursuant to an Instrument of Trust dated November 18, 2004 between CNL Income Properties, LP as settlor and Tammie A. Quinlan as the original trustee, and (b) any trust which has a direct or indirect interest as a beneficiary of the Trust.

Hypothetical Investment Amount: An amount, as determined from time to time, with respect to each of the Partners, of capital deemed contributed by such Partner to the Partnership that is equal to the sum of

(1) (a) all Capital Contributions made by such Partner to the Partnership as set forth in Paragraph (1) of the definition thereof and (b) all amounts contributed by such Partner pursuant to Section 4.3(e) and treated as deemed Capital Contributions pursuant to Paragraph (2)(a) of the definition thereof,

CNL VILLAGE RETAIL PARTNERSHIP, LP	19
Amended and Restated Limited Partnership Agreement v2

(2) all amounts advanced to the Trust by such Partner or its Affiliates as Related Party Debt, and

(3) with respect to CNL, all amounts contributed to the Trust by CNL or its Affiliates, including, without limitation, the CNL Beneficiaries.

Hypothetical Net Capital Proceeds: An amount, which shall be determined for any Fiscal Period, by taking into account, without duplication, the sum of

(1) the actual amount of Net Capital Proceeds of the Partnership available for distribution to the Partners pursuant to Section 5.1(b) with respect to such Fiscal Period (taking into account amounts available for distribution pursuant to Section 12.3), excluding any amount contributed pursuant to Section 4.3(e)(ii) by either Partner,

(2) the Net Capital Proceeds of the Trust for such Fiscal Period, excluding any amount advanced to the Trust by CNL or its Affiliates as Subordinated Junior Mezzanine Debt or contributed to the Trust by CNL or its Affiliates, in each case to the extent such amount was funded in lieu of making all or a portion of a contribution to the Partnership pursuant to Section 4.3(e)(ii), and

(3) the Net Capital Proceeds of the CNL Lessee for such Fiscal Period.

Hypothetical Net Cash Flow: An amount, which shall be determined for any Fiscal Period, by taking into account, without duplication, the sum of

(1) the actual amount of Net Cash Flow of the Partnership available for distribution to the Partners pursuant to Section 5.1(a) with respect to such Fiscal Period, excluding (a) any amount contributed pursuant to Section 4.3(e)(i) by either Partner, and (b) any amount contributed by Intrawest pursuant to Section 4.3(f) with respect to a First or Second Fiscal Year Shortfall,

(2) the Net Cash Flow of the Trust for such Fiscal Period, excluding any amount advanced to the Trust by CNL or its Affiliates as Subordinated Junior Mezzanine Debt or contributed to the Trust by CNL or its Affiliates, in each case to the extent such amount was funded in lieu of making all or a portion of a contribution to the Partnership pursuant to Section 4.3(e)(i); and

(3) the Net Cash Flow of the CNL Lessee for such Fiscal Period.

Initial Capital Contributions: The Capital Contributions made by the Partners as of the Effective Date and recited pursuant to the provisions of Section 4.2(b).

Initiating Partner: As defined in Section 11.1.

Institutional Lender: (a) A commercial or savings bank, savings and loan association, public or privately-held fund engaged in real estate and/or corporate lending, pension fund, insurance company, endowment fund or trust, real estate investment trust,

CNL VILLAGE RETAIL PARTNERSHIP, LP	20
Amended and Restated Limited Partnership Agreement v2

government agency, or quasi-governmental agency, such as a board, bureau, authority or department of any government, any corporation established by or for the benefit of any governmental agency or authority, any asset manager or investment advisor acting on behalf of any such entity, or any entity composed of one or more of the foregoing, which is financing or refinancing any of the Commercial Properties, but expressly not including any lender of the Related Party Debt, and (b) Intrawest Resort Finance, Inc., a Delaware corporation.

Internal Rate of Return or IRR: A specified Internal Rate of Return shall be deemed to have been attained by a Partner as of any date that the sum of the separate present values of all amounts taken into account in determining such Partner’s Deemed Distributions of Hypothetical Net Cash Flow and Deemed Distributions of Hypothetical Net Capital Proceeds with respect to the then current Fiscal Period and all prior Fiscal Periods, as of the time of the determination, determined, in each case, without reduction for amounts contributed to the Partnership pursuant to Section 4.3(e) or advanced or contributed to the Trust in lieu of all or a portion of a contribution to be made to the Partnership pursuant to Section 4.3(e), when discounted to their present values as of the Effective Date, using a discount rate equal to such specified Internal Rate of Return, and assuming that such amounts were distributed or deemed distributed as of the close of the applicable Fiscal Quarter to which such amounts relate, equals the sum of the separate present values of all amounts taken into account in determining such Partner’s Hypothetical Investment Amount, when discounted to their present values as of the Effective Date, using a discount rate equal to the specified Internal Rate of Return, and assuming that such amounts were contributed or deemed contributed as of the time such amounts are taken into account pursuant to the definition of Hypothetical Investment Amount. For purposes of the foregoing, present value shall be determined using quarterly compounding periods.

Intrawest: Intrawest Resorts, Inc., a Delaware corporation.

Intrawest Canada: As defined in Recital B.

Intrawest Excess Credit Support: An amount determined with respect to each Fiscal Quarter of each Fiscal Year for purposes of measuring the maximum potential distribution to Intrawest pursuant to Sections 5.1(a)(iii) and 5.1(b)(iii) with respect to such Fiscal Quarter, which shall equal the excess of

(1) the aggregate amount of rents accrued by the SPE Owners and the CNL Lessee with respect to such Fiscal Quarter and all prior Fiscal Quarters of such Fiscal Year, over

(2) the sum, without duplication, of

(a) all expenses incurred by the SPE Owners and the CNL Lessee with respect to such Fiscal Quarter and all prior Fiscal Quarters of such Fiscal Year and all property level expenses incurred by the Trust with respect to such Fiscal Quarter and all prior Fiscal Quarters of such Fiscal Year,

(b) all payments made or owed by the Partnership and the Trust to Institutional Lenders with respect to such Fiscal Quarter and all prior Fiscal Quarters of such Fiscal Year (except principal at maturity), and

CNL VILLAGE RETAIL PARTNERSHIP, LP	21
Amended and Restated Limited Partnership Agreement v2

(c) the aggregate amounts required to be distributed pursuant to Section 5.1(a)(i) and (ii) with respect to the CNL First Tier Preferred Distribution and the Intrawest First Tier Preferred Distribution, in each case with respect to such Fiscal Quarter and all prior Fiscal Quarters of such Fiscal Year.

Intrawest First Tier Preferred Distribution: The amount required to provide Intrawest with an eleven percent (11%) annual return on its Net Hypothetical Unreturned Investment Amount for the period beginning on the Effective Date and ending on the last day of the first full Fiscal Year following the Effective Date (being from December 3, 2004 to December 31, 2005); an eleven and one-quarter percent (11.25%) annual return on its Net Hypothetical Unreturned Investment Amount for the second full Fiscal Year following the Effective Date (being the period from January 1 to December 31, 2006); and an eleven and one-half percent (11.5%) annual return on its Net Hypothetical Unreturned Investment Amount for the third full Fiscal Year following the Effective Date (being the period from January 1 to December 31, 2007), and all Fiscal Years thereafter.

The amount required to provide Intrawest with the Intrawest First Tier Preferred Distribution shall be determined with respect to any Fiscal Period after taking into account

(1) the Deemed Distributions of Hypothetical Net Cash Flow to Intrawest with respect to such Fiscal Period as of the time of the determination, and

(2) distributions to Intrawest pursuant to Section 5.1(b)(ii) with respect to such Fiscal Period as of the time of the determination to the extent any portion of such distributions would be treated as properly allocable to the Intrawest First Tier Preferred Distribution, determined as of the time of any such distribution by first allocating such distributions to reduce the amount of any accrued but unpaid Intrawest First Tier Preferred Distribution.

Intrawest Interim Leases: Each of those certain lease agreements identified on Schedule 2.2C hereto, under which Intrawest Canada or any Affiliates of Intrawest Canada or Intrawest agree to lease certain space in the Commercial Properties, as such Schedule may be amended from time to time with Approval in writing by CNL LP and Intrawest.

Intrawest Manager: Intrawest U.S. Commercial Property Management, Inc., a Delaware corporation, Playground Real Estate Inc., a corporation incorporated under the laws of the Province of British Columbia, Playground Real Estate Ltd., a corporation incorporated under the laws of the Province of Ontario, or any Affiliate of Intrawest Canada or Intrawest which is a party to and the appointed agent of an SPE Owner or the CNL Lessee with respect to the management of a Commercial Property pursuant to a Management Agreement.

Intrawest First Tier Mezzanine Debt: All indebtedness of the Trust from to time in respect of advances made for the purpose of assisting the Trust to finance the acquisition of the Canadian Commercial Properties pursuant to (a) that certain Credit Agreement dated December 3, 2004 by R&H US Canadian Property Limited, as Trustee, in favor of Intrawest, or an Affiliate thereof, as the same may be amended from time to time with Approval in writing by CNL LP, and (b) any credit agreement on similar terms which is entered into after the Effective Date in favor of Intrawest, or an Affiliate thereof, with Approval in writing by CNL LP.

CNL VILLAGE RETAIL PARTNERSHIP, LP	22
Amended and Restated Limited Partnership Agreement v2

Intrawest Second Tier Mezzanine Debt: All indebtedness of the Trust from time to time in respect of advances made to fund certain expenditures which are incurred with respect to the Canadian Commercial Properties, including, without limitation, principal included in regular amortization payments on account of Institutional Debt (excluding, for greater certainty, any balloon payment at maturity) and certain capital expenditures pursuant to (a) that certain Credit Agreement dated December 3, 2004 made by R&H US Canadian Property Limited, as Trustee, in favor of Intrawest, as the same may be amended from time to time with Approval in writing by CNL LP,    ,and (b) any credit agreement on similar terms which is entered into after the Effective Date in favor of Intrawest, or an Affiliate thereof, as the same may be amended from time to time with Approval in writing by CNL LP, provided however, such amounts shall not include the Intrawest First Tier Mezzanine Debt.

Intrawest’s Unreturned Trust Investment: An amount equal to the excess of the sum of the principal amounts advanced to the Trust by Intrawest or an Affiliate thereof as Related Party Debt over the sum of the aggregate amounts of principal payments made by the Trust and to Intrawest or an Affiliate thereof with respect to the Related Party Debt.

Intrawest Wholly-Owned Subsidiary: Any Subsidiary that is wholly-owned, directly or indirectly, by Intrawest Canada.

Limited Partners: Each of the CNL LP and Intrawest.

Major Decisions: As defined in Section 6.4.

Management Agreement: Each of those certain management agreements between the CNL Lessee and an Intrawest Manager dated as of December 3, 2004, together with any management agreements entered into in the future between an SPE Owner or the CNL Lessee and an Intrawest Manager, pursuant to which the Commercial Properties will be managed, as the same may be amended from time to time.

Management Rights: The rights, if any, of a Partner to participate in the management of the Partnership, including the rights to receive information, to inspect and audit the books and records and to vote on, consent to, or approve actions of the Partnership.

Master Management Agreement: That certain Master Agreement Regarding Management Agreements dated December 3, 2004 between, inter alia, the Partnership and the Intrawest Managers relating to Management Agreements, as the same may be amended from time to time with Approval in writing by CNL LP and Intrawest.

Mortgage: Any mortgage, deed of trust, or similar security document.

Mortgage Debt: Indebtedness of the Partnership or a Subsidiary of the Partnership to an Institutional Lender that is secured by a Mortgage of any of the Commercial Properties.

CNL VILLAGE RETAIL PARTNERSHIP, LP	23
Amended and Restated Limited Partnership Agreement v2

Necessary Expenditures: (a) All Emergency Costs, and (b) all other expenditures whether or not of a recurring nature that are necessary for the Partnership or any SPE Owner to preserve, operate, maintain, or protect the US Commercial Properties, including payment of any amounts due under any Management Agreement, debt service or other payments required to be made by the Partnership or any SPE Owner as a part of any loan, insurance payments, real estate tax payments, utility costs, repair and maintenance costs, cost of compliance with federal, state and local laws, codes, rules or regulations, and any other operating expenses or capital expenses set forth in an Annual Plan or otherwise approved by the Partners pursuant to the terms of this Agreement.

Net Capital Proceeds: Subject to the adjustments described below, for any specified period, the cash proceeds received by the Partnership, any Subsidiary of the Partnership (including any SPE Owner), the Trust or the CNL Lessee, as applicable, in connection with a Capital Transaction including, without limitation, all payments of principal of, and interest, fees, premiums and other receipts on, or gain in respect of, any promissory note or other obligation received in connection with the Capital Transaction (“Capital Proceeds”), which are remaining and available for distribution, after reducing such amounts by the sum, without duplication, of:

(1) all costs and expenses (including, without limitation, Tax) incurred by such Person in connection with the Capital Transaction;

(2) amounts paid by such Person as principal, interest, costs or expenses in connection with the Capital Transaction pursuant to the terms of indebtedness held by any Institutional Lender and, in the case of proceeds of property damage insurance as a result of a casualty to any of the Commercial Properties, amounts intended or required pursuant to the terms of indebtedness held by any Institutional Lender to be paid in connection with repairs, replacements or renewals relating to such casualty;

(3) amounts used to establish any reserves reasonably determined to be necessary to provide for any contingent or unforeseen liabilities or obligations of such Person in connection with the Capital Transaction including, without limitation, costs and expenses of winding up and terminating such Person if applicable, provided that the balance of the reserves remaining after the payment of such contingencies shall be treated as Net Capital Proceeds of such Person available for distribution; and

(4) to the extent the Partnership funds any Promote Value Prepayment through the refinancing of the Mortgage Debt, such Promote Value Prepayment.

In addition to the foregoing, Net Capital Proceeds of the Partnership and the Trust shall be determined taking into account the following modifications:

Net Capital Proceeds of the Partnership shall include (i) distributions and other payments received by the Partnership from any Subsidiary of the Partnership (including any SPE Owner) to the extent any such distribution or payment is paid out of Capital Proceeds of such Subsidiary and (ii) amounts contributed to the Partnership pursuant to Section 4.3(e)(ii).

CNL VILLAGE RETAIL PARTNERSHIP, LP	24
Amended and Restated Limited Partnership Agreement v2

Net Capital Proceeds of the Trust shall include all amounts advanced to the Trust as CNL Subordinated Junior Mezzanine Debt and all amounts contributed to the Trust by CNL or its Affiliates, in each case to the extent any such amount was funded in lieu of making all or a portion of a contribution to the Partnership pursuant to Section 4.3(e)(ii).

Net Capital Proceeds Distribution Excess: As defined in the definition of Distribution Excess.

Net Capital Proceeds Distribution Shortfall: As defined in the definition of Distribution Shortfall.

Net Cash Flow: For any specified period, an amount equal to

(1) the sum of

(a) all cash receipts of the Partnership, any Subsidiary of the Partnership (including any SPE Owner), the Trust or the CNL Lessee, as applicable, from any source except (i) to the extent such receipts are taken into account in determining Net Capital Proceeds of such Person, and (ii) amounts retained by any Institutional Lender until such amounts are released, and

(b) amounts set aside as Reserves at the beginning of such period,

reduced by

(2) the sum of all cash expenditures by such Person whether ordinary or capital in nature, except to the extent any such amount is taken into account in determining Net Capital Proceeds of such Person, including, without limitation,

(a) management fees and other costs and expenses,

(b) amounts paid to any governmental authority as real estate taxes, excise taxes, fees or other similar impositions,

(c) cash expenditure for the acquisition of property and for capital improvements or replacements,

(d) payments of principal of and interest on loans and other obligations for money borrowed from an Institutional Lender,

(e) Tax;

(f) in the case of the Partnership, amounts contributed or advanced to any Subsidiary (including any SPE Owner) of the Partnership and any Promote Value Prepayment; and

(g) amounts set aside as Reserves at the end of such period.

CNL VILLAGE RETAIL PARTNERSHIP, LP	25
Amended and Restated Limited Partnership Agreement v2

Net Cash Flow Distribution Excess: As defined in the definition of Distribution Excess.

Net Cash Flow Distribution Shortfall: As defined in the definition of Distribution Shortfall.

Net Hypothetical Unreturned Investment Amount: An amount, as determined from time to time, with respect to each of the Partners, equal to such Partner’s Hypothetical Investment Amount reduced by the sum of

(1) the aggregate amount of Net Capital Proceeds distributed to such Partner pursuant to (a) the provision of Section 5.1(b) and (b) the provisions of Section Section 12.3, including, for this purpose, the amount of the deemed distributions calculated for purposes of Section 11.1, to the extent such amounts would be properly treated as a distribution of Net Capital Proceeds if distributed pursuant to the provisions of Section 5.1, each as of the time of the determination, excluding the portion of any such amount, (if any), which is properly treated, as of the time of any such distribution, as reducing the amount required to satisfy the CNL First Tier Preferred Distribution or the Intrawest First Tier Preferred Distribution, as applicable;

(2) payments of principal with respect to the CNL First Tier Mezzanine Debt, the CNL Second Tier Mezzanine Debt, the Intrawest First Tier Mezzanine Debt or the Intrawest Second Tier Mezzanine Debt, as applicable, to the extent paid out of Net Capital Proceeds of the Trust, excluding the portion of any such amount, (if any), which is properly treated, as of the time of any such distribution, as reducing the amount required to satisfy the CNL First Tier Preferred Distribution or the Intrawest First Tier Preferred Distribution, as applicable;

(3) amounts contributed by such Partner pursuant to Section 4.3(e),

(4) (a) with respect to CNL, the sum of

(i) amounts distributed by the Trust to any of the CNL Beneficiaries (including the net fair market value of all in kind distributions, determined after taking into account the sum of all debt or liabilities properly allocable to such property, including, without limitation, amounts borrowed from an Institutional Lender, Related Party Debt, and the costs and expenses reasonably anticipated to be incurred in connection with a subsequent disposition of such property) to the extent paid in connection with a Capital Transaction or otherwise properly treated as paid out of Net Capital Proceeds of the Trust and not treated as reducing the amount of any accrued but unpaid First Tier Preferred Distribution with respect to such Partner pursuant to the definition of such Partner’s First Tier Preferred Return,

(ii) the outstanding principal balance of the CNL Subordinated Junior Mezzanine Debt, and

(iii) amounts contributed to the Trust by CNL or its Affiliates, including, without limitation, the CNL Beneficiaries, and

CNL VILLAGE RETAIL PARTNERSHIP, LP	26
Amended and Restated Limited Partnership Agreement v2

(b) with respect to Intrawest, amounts received as a Partial Promote Buyout and, subject to Section 5.1(d)(ii)(G), amounts distributable as Promote Value Prepayments with respect to any Promote Determination Date as of the respective dates set forth in Section 5.1(d)(ii)(A) and (B), as applicable, for the payment of such amounts (without regard to the provisions of Section 5.1(d)(ii)(C) and (D)), and

(5) the aggregate amount distributed to such Partner pursuant to Section 6.17.

Net Outstanding Promote Value Prepayment Amount: An amount, determined from time to time with respect to Intrawest of the Promote Interest equal to (1) the aggregate amounts previously distributed to Intrawest of the Promote Interest as a Promote Value Prepayment, reduced by (2) the aggregate amounts distributable to Intrawest in respect of the Promote Interest pursuant to the Promote Interest Distribution Provisions in any Fiscal Period to the extent such amounts were offset by prior Promote Value Prepayments.

Non-Contributing Partner: As defined in Section 4.4(a).

Nondefaulting Partner: A Partner or Partners other than a Defaulting Partner.

Nonrecourse Deductions: As defined in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

Note: As defined in Section 4.4(b)(i)(C).

Notice or Notices: As defined in Section 13.1.

Offer: As defined in Section 11.1(c)(ii).

Offered Interest: As defined in Section 8.3(a).

Offeree: As defined in Section 8.3(a).

Offering Notice: As defined in Section 8.3(a).

Offeror: As defined in Section 8.3(a).

Option Agreement: Each of that certain option agreement dated as of December 3, 2004 between Intrawest Canada, on the one hand, and CNL Retail Blue Option Trust (described in the definition of “Trust”), on the other hand (with respect to certain Commercial Spaces at the Canadian Resorts) and those certain option agreements to be entered into between Intrawest or certain Intrawest Wholly-Owned Subsidiaries, on the one hand, and certain SPE Owners, on the other hand (with respect to certain Commercial Spaces at the US Resorts), as the same may be amended from time to time.

Organizational Expenses: All third party expenses reasonably incurred by CNL, Intrawest and/or their respective Affiliates in conducting their due diligence concerning

CNL VILLAGE RETAIL PARTNERSHIP, LP	27
Amended and Restated Limited Partnership Agreement v2

their respective investment in the Partnership, the SPE Owners, the Trust and the CNL Lessee, and the third party fees and costs (including all reasonable legal fees, accounting fees, etc.) reasonably incurred by the Partners or their respective Affiliates in the organization of the Partnership, the SPE Owners, the Trust and the CNL Lessee, and in the negotiation, preparation and review of the Transaction Documents, together with any third party fees and costs (including without limitation commitment fees, interest-lock fees, reimbursement of costs, etc., paid to any Institutional Lender).

Original Partnership Agreement: As defined in Recital A.

Other Partner: As defined in Section 4.4(a).

P&S Agreements: As defined in Recital B.

Partial Destruction: The destruction of or damage to the US Commercial Properties or a specified portion thereof by fire, casualty or any other cause which does not constitute a Complete Destruction.

Partial Promote Buyout: The acquisition by CNL of fifty percent (50%) of Intrawest’s Promote Interest as described in Section 5.1(c).

Partner Minimum Gain: An amount with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a “Nonrecourse Liability”, within the meaning of and determined in accordance with Regulations Section 1.704-2(i)(3).

Partner Nonrecourse Debt: As set forth in Regulations Section 1.704-2(b)(4).

Partner Nonrecourse Deductions: As set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

Partners: The Limited Partners and the General Partner.

Partnership: The limited partnership formed pursuant to the Original Partnership Agreement, amended and restated by this Agreement, and any successor limited partnership which continues the business of CNL Village Retail Partnership, LP, and is a reformation or reconstitution of CNL Village Retail Partnership, LP.

Partnership Interest: With respect to a Partner, the Partner’s entire interest in the Partnership, including the Partner’s Economic Rights and any voting and management rights associated with such ownership interest, and the right to receive information concerning the business and affairs of the Partnership.

CNL VILLAGE RETAIL PARTNERSHIP, LP	28
Amended and Restated Limited Partnership Agreement v2

Percentage Interest: The Percentage Interests of the Partners as set forth in Section 4.1(b).

Permitted Transferee: An Affiliate of a Partner.

Person: An individual, corporation, trust, association, unincorporated association, estate, partnership, joint venture, limited partnership, limited liability company or other legal entity, including a governmental entity.

Promote Determination Date: January 1, 2011 and each five (5)-year anniversary thereafter.

Promote Interest: The entitlement of the holder(s) to receive distributions pursuant to the Promote Interest Distribution Provisions which exceed the amount which would be distributable to such holder pursuant to such provisions if all such distributions were made to the Partners in proportion to their respective Percentage Interests. As of the Effective Date, Intrawest is the sole holder of the Promote Interest.

Promote Interest Distribution Provisions: The provisions of Sections 5.1(a)(v) and 5.1(b)(v) which provide for distributions to be made with respect to the Promote Interest.

Promote Interest Value: An amount, determined in connection with any Promote Determination Date, assuming the hypothetical sale of the Commercial Properties as described in Section 5.1(c), equal to the portion of the assumed distribution pursuant to Section 5.1(c)(i)(D) that would be distributable with respect to the Promote Interest.

Promote Value Prepayment: Any distribution made pursuant to Section 5.1(c) which is properly designated as a “Promote Value Prepayment”.

Any amount distributed to Intrawest as a Promote Value Prepayment

(1) shall offset amounts distributable to Intrawest with respect to the Promote Interest pursuant to the Promote Interest Distribution Provisions in subsequent Fiscal Periods,

(2) shall reduce Intrawest’s Net Hypothetical Unreturned Investment Amount, and

(3) in connection with a Terminating Event, the Net Adjusted Outstanding Promote Value Prepayment Amount as determined at such time shall be treated as an amount of Net Capital Proceeds of the Partnership distributed to Intrawest in the Fiscal Period in which the Terminating Event occurs for purposes of determining if Intrawest has a Net Capital Proceeds Distribution Excess and a corresponding contribution obligation pursuant to Section 12.3.

Purchase Agreement: As defined in Section 11.3.

Qualified Income Offset: As set forth in Regulations Sections 1.704-1(b)(2)(ii)(d)(3)-(6).

CNL VILLAGE RETAIL PARTNERSHIP, LP	29
Amended and Restated Limited Partnership Agreement v2

Recipient Partner: As defined in Section 11.1.

Regulations: The permanent and temporary regulations, and all amendments, modifications and supplements thereof, from time to time promulgated by the Secretary of the Treasury under the Code.

Regulatory Allocations: As described in Section 5.4(g).

Related Party Debt: The CNL First Tier Mezzanine Debt, the CNL Second Tier Mezzanine Debt, the CNL Subordinated Junior Mezzanine Debt, the Intrawest First Tier Mezzanine Debt and the Intrawest Second Tier Mezzanine Debt.

Reserves: Amounts as are reasonably set aside by the Partnership, any Subsidiary of the Partnership (including any SPE Owner), the Trust or the CNL Lessee, as applicable, as reserves for working capital, anticipated expenses, capital expenditures or contingent or unforeseen liabilities or obligations (including reserves to fund capital improvements for the Commercial Properties established pursuant to Section 6.17 but excluding reserves referred to in clause (3) of the definition of “Net Capital Proceeds”).

Resort or Resorts: Collectively, the US Resorts and the Canadian Resorts.

Response Period: As defined in Section 11.2(a).

ROFO Agreement: Those certain right of first offer agreements to be entered into between Intrawest or certain Intrawest Wholly-Owned Subsidiaries, on the one hand, and certain SPE Owners, on the other hand (with respect to certain Commercial Spaces at the US Resorts), as the same may be amended from time to time.

Rules. As defined in Section 13.9.

Secretary of State: The Secretary of State of the State of Delaware.

SPE Owners: As defined in Recital C.

Special Promote Distribution: The distribution to Intrawest described in Section 5.1(c).

Subject Properties: As defined in Section 11.1(a).

Subsidiary: The term means in respect of any Person (1) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect the majority of the board of directors of such corporation is at the time directly or indirectly owned by (i) such Person, (ii) such Person and one or more subsidiaries of such Person or (iii) one or more subsidiaries of such Person, or (2) any limited or general partnership, joint venture, limited liability company, trust or other entity as to which (i) such Person, (ii) such Person and one or more of its subsidiaries or (iii) one or more subsidiaries of such Person owns more than a fifty percent (50%) ownership, equity or similar interest or has power to direct or cause the direction of management and policies, or the power to elect the general partner or managing partner (or equivalent thereof) of such limited or general partnership, joint venture, limited liability company, trust or other entity, as the case may be.

CNL VILLAGE RETAIL PARTNERSHIP, LP	30
Amended and Restated Limited Partnership Agreement v2

Tax: Canadian Tax, tax payable pursuant to the Code or other fiscal legislation of the United States or any subdivision thereof and tax payable pursuant to the fiscal laws of any other country or political subdivision thereof (including for greater certainty, the Isle of Jersey).

Tax Matters Partner: As defined in Section 5.9.

Term Sheet: As defined in Section 11.1.

Terminating Event: Any of the (1) liquidation of the Partnership pursuant to Article 12 or (2) transfer of a Partner’s interest in the Partnership pursuant to Article 11.

Third Party Offer: As defined in Section 8.3(d).

Transaction: As defined in Recital B.

Transaction Documents: Collectively, this Agreement, the P&S Agreements, the Canadian P&S Agreement and all other documents described in or arising out of the P&S Agreements, the Canadian P&S Agreements and this Agreement; but, for greater certainty, not including the Formation Agreement.

Transfer and Transferred: A sale, assignment, transfer or other disposition (voluntarily or by operation of law) of, or the granting or creating of a lien, encumbrance or security interest in, a Partnership Interest.

Trust: The trust known as the “US Canadian Property Trust Alpha” established pursuant to a Settlement dated November 15, 2004 by CNL Income Partners, LP as settlor and R&H US Canadian Property Limited as the original trustee, the trust known as “CNL Retail Blue Option Trust” established pursuant to an Instrument of Trust dated November 18, 2004 by CNL Income Partners, LP as settlor and Thomas Guinn Huffsmith as the original trustee, and any other trust which may acquire any Canadian Commercial Property after the Effective Date.

Trust Interest: In the case of CNL, the CNL Beneficiaries, the interest of the CNL Beneficiaries in the Trust and the Holding Trusts, the CNL Lessee, the CNL First Tier Mezzanine Debt, the CNL Second Tier Mezzanine Debt and the CNL Subordinated Junior Mezzanine Debt; and in the case of Intrawest, the Intrawest First Tier Mezzanine Debt and the Intrawest Second Tier Mezzanine Debt.

Trust Property: The Canadian Commercial Properties.

US Commercial Properties: The Commercial Spaces located at the US Resorts, more particularly described on Schedule 2.2C hereto, together with any Commercial Spaces located at resorts in the United States the Partnership may subsequently acquire through one or more SPE Owners pursuant to the Option Agreement or the ROFO Agreement (or otherwise with Approval in writing by CNL LP and Intrawest).

CNL VILLAGE RETAIL PARTNERSHIP, LP	31
Amended and Restated Limited Partnership Agreement v2

US Properties: As defined in Section 11.1(b).

US Properties’ Allocated Price: As defined in Section 11.1(b).

US Resorts: Those resorts more particularly described on Schedule 2.2C hereto.

ARTICLE 3-BUSINESS, PURPOSES AND POWERS

Section 3.1 Business and Purposes.

The sole business of the Partnership shall be and the purposes of the Partnership shall be limited to (i) owning, holding, managing and disposing of ownership interests (as a Partner) in the SPE Owners, and (ii) carrying on all activities reasonably related thereto (but not including the acquisition of additional property or other material assets not related to the ownership, holding, managing and disposing of ownership interests (as a Partner) in the SPE Owners. The business and purpose of the SPE Owners are (i) to own, hold, develop, construct, lease, operate, manage, maintain, improve, repair, sell, finance and refinance the US Commercial Properties, directly or through one or more agents, for the production of income; and (ii) to carry on any activities, directly or indirectly, incidental or related thereto. The Partnership shall be the sole member of each SPE Owner’s general partner and the Partnership shall be the sole limited partner of each SPE Owner.

Section 3.2 Powers.

Except as otherwise provided in this Section 3.2, and subject to the restrictions of Section 6.4, the Partnership shall have all powers of a limited partnership under the Act and the power to do all things necessary or convenient to operate its business and accomplish its purposes as described in Section 3.1, including the following:

(a) to hold, operate, manage and exercise rights with respect to all property owned by the Partnership, including the ownership interests (as a Partner) in the SPE Owners;

(b) to sell, transfer, assign, convey, lease, encumber or otherwise dispose of or deal with all or any part of the property of the Partnership;

(c) to incur expenses and to enter into and carry out contracts, agreements and guaranties necessary to accomplish the business and purposes of the Partnership;

(d) to raise and provide such funds as may be necessary to further the business and purposes of the Partnership and to borrow money, incur liabilities and issue promissory notes and other evidences of indebtedness, and to secure the same by security interest or other lien on all or any part of the property of the Partnership;

CNL VILLAGE RETAIL PARTNERSHIP, LP	32
Amended and Restated Limited Partnership Agreement v2

(e) to employ or retain, on behalf of the Partnership, such Persons as the Partners deem advisable in the operation and management of the business of the Partnership, including such accountants, attorneys and consultants as the General Partner reasonably deems appropriate, on such reasonable terms and at such reasonable compensation as the General Partner shall determine;

(f) to collect, receive and deposit all sums due or to become due to the Partnership;

(g) to hire and appoint agents and employees of the Partnership, to define their duties and to establish their compensation;

(h) to pay any and all taxes, charges and assessments that may be levied, assessed or imposed upon any property of the Partnership;

(i) to demand, sue for, collect, recover and receive all goods, claims, debts, moneys, interest and demands whatsoever now due or that may hereafter become due or belong to the Partnership, including the right to institute any action, suit, or other legal proceedings for the recovery of any property, or any part or parts thereof, to the possession of which the Partnership may be entitled, and to make, execute and deliver receipts, releases and other discharges therefore under seal or otherwise;

(j) to make, execute, endorse, accept, collect and deliver any and all bills of exchange, checks, drafts and notes of the Partnership;

(k) to defend, settle, adjust, compound, submit to arbitration and compromise all actions, suits, accounts, reckonings, claims and demands whatsoever that now are or hereafter shall be pending between the Partnership and any Person (other than disputes between or among Partners), at law or in equity, in such manner and in all respects as the General Partner shall deem fit;

(l) to secure and maintain insurance against liability and property damage with respect to the activities of the Partnership;

(m) to do and perform all acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for, the furtherance and accomplishment of the business and purposes of the Partnership and the SPE Owners as set forth in Section 3.1 and in the organizational documents of such SPE Owners; and

(n) to cause the SPE Owners to take any of the actions described in paragraphs (b) through (m) of this Section 3.2.

Section 3.3 General Partners’ Duties.

Subject to the limitations otherwise provided in this Agreement, the General Partner shall exercise commercially reasonable efforts to cause the Partnership and SPE Owners to comply with the following duties:

(a) at all times, directly or through its agents, to perform and comply with, administer and enforce the provisions of, any financing documents, partnership agreements, management services agreements (including the Management Agreements) or other agreements to which the Partnership or an SPE Owner is a party or by which the Partnership or an SPE Owner is bound;

CNL VILLAGE RETAIL PARTNERSHIP, LP	33
Amended and Restated Limited Partnership Agreement v2

(b) maintain in full force and effect commercially reasonable insurance coverage in accordance with usual and customary standards or as otherwise required under any agreement to which the Partnership or an SPE Owner is a party or by which the Partnership or an SPE Owner is bound;

(c) to deliver to the Partners promptly upon the receipt or sending thereof, copies of all material notices, reports and communications (i) between the Partnership or an SPE Owner and any party to a financing document or other agreement to which the Partnership or an SPE Owner is a party or by which the Partnership or an SPE Owner is bound that relate to any existing or pending default thereunder, (ii) between the Partnership or an SPE Owner and any holder of a mortgage or deed of trust or any party to any material operating agreement, construction contract or other material contract affecting any and all of the Commercial Properties that relate to any existing or pending default thereunder or to any information requested by such party, and (iii) regarding material violations affecting the Partnership or an SPE Owner or any of the Commercial Properties;

(d) to not knowingly permit the Partnership or SPE Owner to operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act of 1940, as amended;

(e) to cause to be paid any and all taxes, assessments, rents, rates, charges, fees and other impositions due and payable by the Partnership or the SPE Owners; and

(f) to do all things necessary to fund Operating Accounts and Capital Improvement Accounts (as those terms are defined in the Management Agreements) consistent with the terms of the Annual Plans and the Management Agreements.

Section 3.4 Limitations on Scope of Business.

Except for the authority expressly granted to the General Partner in this Agreement, no Partner shall have any authority to bind or act for the Partnership or any other Partner in the carrying on of their respective businesses or activities.

ARTICLE 4-PARTNERS, CAPITAL CONTRIBUTIONS

AND FINANCING

Section 4.1 Identity of Partners and Percentage Interests.

(a) Partners. The Partners of the Partnership shall be CNL GP, CNL LP, and Intrawest.

CNL VILLAGE RETAIL PARTNERSHIP, LP	34
Amended and Restated Limited Partnership Agreement v2

(b) Percentage Interests. The Percentage Interests of the Partners shall be as follows:

Partner	Percentage Interest
CNL GP	0.01%
CNL LP	79.99%
Intrawest	20.0%

Section 4.2 Initial Capital Contributions.

(a) Contemporaneously with the execution and delivery of this Agreement, the Partners shall have made aggregate Capital Contributions equal to $10,000.00. Such Capital Contributions shall be made by each Partner in proportion to their respective Percentage Interests.

(b) Immediately after the Transaction the balance of each of the Partner’s Adjusted Capital Accounts shall equal the amounts contributed by each of the respective Partners as their Initial Capital Contributions, as set forth below:

Partner	Initial Capital Contributions and Adjusted Capital Accounts
CNL GP	$1.00
CNL LP	$7,999.00
Intrawest	$2,000.00

Section 4.3 Additional Contributions After Initial Capital Contributions.

(a) Partners’ Obligations To Make Additional Capital Contributions. From time to time after the Effective Date, the Partners shall be required to make additional capital contributions (“Additional Capital Contributions”) to the Partnership, as follows: (i) subject to any approval rights of the Partners as expressly provided for in this Agreement, to fund up to 40% of the purchase price of any Commercial Space to be acquired by the Partnership after the Effective Date (including, without limitation, to fund up to 40% of the purchase price of any Commercial Space to be acquired pursuant to the Option Agreement or the ROFO Agreement, for which no approval of the Partners is required); (ii) to fund Necessary Expenditures; (iii) to fund amounts required to fund Promote Value Prepayments pursuant to Section 5.1(c) and 5.1(d)(ii) if CNL elects for such amounts to be funded by Additional Capital Contributions of the Partners; and (iv) as otherwise may be unanimously agreed upon by the Partners. The Partners shall contribute to the capital of the Partnership such required Additional Capital Contributions pursuant to one or more capital calls made by the General Partner pursuant to Section 4.3(b), in cash, pro rata, in proportion to their respective Percentage Interests. The provisions of this Section 4.3(a) shall not be deemed to limit the obligations of the Partners as otherwise set forth pursuant to Sections 4.3(e), 4.3(f), 5.1(c) and 12.3 of this Agreement.

CNL VILLAGE RETAIL PARTNERSHIP, LP	35
Amended and Restated Limited Partnership Agreement v2

(b) Procedure For Additional Capital Contributions. If at any time or from time to time Additional Capital Contributions are required pursuant to the first sentence of Section 4.3(a), the General Partner shall deliver to each Partner a written notice requesting such Additional Capital Contributions (a “Capital Call Notice”), which Capital Call Notice shall include reasonable detail as to the scope and anticipated use of funds generated by the Additional Capital Contributions. The Capital Call Notice shall specify the date (the “Due Date”) on or before which such funds are required by the Partnership, which shall be at least (i) two (2) Business Days after receipt of the Capital Call Notice, for Emergency Costs and (ii) fifteen (15) Business Days after receipt of the Capital Call Notice, for all other funds. Each Partner shall, on or before the Due Date, pay to the Partnership in cash such Partner’s proportionate share of the amount specified in the Capital Call in proportion to their respective Percentage Interests. For purposes of Section 4.4, a Partner shall be in default (a “Capital Call Default”) if the Partner does not make the payment required by the written Capital Call Notice on the Due Date.

(c) Partner’s Obligations Are Non-recourse. A Partner shall not be personally liable to the Partnership or to the other Partner for failure to make an Additional Capital Contribution pursuant to this Section 4.3, but the sole remedy of the non-defaulting Partner shall be as set forth in Section 4.4. For purposes of clarity, it is agreed that nothing in this Section 4.3(c) shall be interpreted to apply to or effect the Partners’ obligations pursuant to Section 4.3(e) or the guaranty of such obligations provided for therein.

(d) Partner’s Obligations Several And Not Joint. The obligations of the Partners to make Additional Capital Contributions pursuant to this Section 4.3 are several and not joint. Immediately after the Transaction each of the Partners’ Adjusted Capital Account balances shall be as set forth in Section 4.1(b), above, which amounts shall be treated as the Initial Cash Contribution of the respective Partners.

(e) Contributions to Fund a Distribution Shortfall.

(i) With respect to any Fiscal Period in respect of which one Partner has a Net Cash Flow Distribution Shortfall, provided that the other Partner has a Net Cash Flow Distribution Excess at such time, the Partner with the Net Cash Flow Distribution Excess shall be required to contribute cash to the Partnership in an amount equal to the lesser of (A) the amount of the Net Cash Flow Distribution Shortfall with respect to the other Partner, or (B) the amount of such Partner’s Net Cash Flow Distribution Excess, determined in each case without taking into account the amount required to be contributed pursuant to this Section 4.3(e)(i). Notwithstanding the foregoing, in the event of a Net Cash Flow Distribution Shortfall with respect to Intrawest in any Fiscal Period in which any interest is accrued but unpaid with respect to the Intrawest First Tier Mezzanine Debt or the Intrawest Second Tier Mezzanine Debt, and further provided that both a Net Cash Flow Distribution Excess exists at such time with respect to CNL and all interest accrued with respect to the CNL First Tier Mezzanine Debt and the CNL Second Tier Mezzanine Debt for the current and all prior Fiscal Periods has been paid, then in lieu of making all or a portion of the contribution required to be made by CNL pursuant to this Section 4.3(e)(i), CNL may fund or arrange the funding of such amount as (I) CNL Subordinated Junior Mezzanine Debt or (II) a contribution by one or more of the CNL Beneficiaries to the

CNL VILLAGE RETAIL PARTNERSHIP, LP	36
Amended and Restated Limited Partnership Agreement v2

Trust, and the amount of any such loan or contribution shall be deemed contributed to the Partnership for purposes of thereafter determining if CNL has a Net Cash Flow Distribution Excess. Any amount actually contributed to the Partnership pursuant to the provisions of this Section 4.3(e)(i) shall thereafter be treated as Net Cash Flow available for distribution pursuant to Section 5.1(a) with respect to such Fiscal Period.

(ii) With respect to any Fiscal Period in which one Partner has a Net Capital Proceeds Distribution Shortfall, provided that the other Partner has a Net Capital Proceeds Distribution Excess at such time, the Partner with the Net Capital Proceeds Distribution Excess shall be required to contribute cash to the Partnership in an amount equal to the lesser of (A) the amount of the Net Capital Proceeds Distribution Shortfall with respect to the other Partner, or (B) the amount of such Partner’s Net Capital Proceeds Distribution Excess, determined in each case without taking into account the amount required to be contributed pursuant to this Section 4.3(e)(ii). Notwithstanding the foregoing, if a Net Capital Proceeds Distribution Shortfall exists with respect to Intrawest in any Fiscal Period and a mandatory principal repayment has been made on the CNL First Tier Mezzanine Debt or the CNL Second Tier Mezzanine Debt but a corresponding principal repayment has not been made on the Intrawest First Tier Mezzanine Debt or the Intrawest Second Tier Mezzanine Debt, and further provided that both a Net Capital Proceeds Distribution Excess exists with respect to CNL at such time and all interest accrued with respect to the CNL First Tier Mezzanine Debt and the CNL Second Tier Mezzanine Debt for the current and all prior Fiscal Periods has been paid, then in lieu of making all or a portion of the contribution required to be made by CNL pursuant to this Section 4.3(e)(ii) CNL may fund or arrange the funding of the amount of the deficiency as (I) CNL Subordinated Junior Mezzanine Debt or (II) a contribution by one or more of the CNL Beneficiaries to the Trust, and the amount of any such loan or contribution shall be deemed contributed to the Partnership for purposes of thereafter determining if CNL has a Net Capital Proceeds Distribution Excess. Any amount actually contributed to the Partnership pursuant to the provisions of this Section 4.3(e)(ii) shall thereafter be treated as Net Capital Proceeds available for distribution pursuant to Section 5.1(b) with respect to such Fiscal Period.

(f) In the event the General Partner determines that a First or Second Fiscal Year Shortfall exists, such amount shall immediately be contributed to the Partnership by Intrawest and shall thereafter be treated as Net Cash Flow available for distribution pursuant to Section 5.1(b) with respect to such Fiscal Period.

(g) Notwithstanding anything to the contrary in this Agreement or otherwise, amounts required to be contributed by CNL pursuant to the provisions of Section 4.3(e) shall be guaranteed by CNL Income Properties, Inc., and amounts required to be contributed by Intrawest pursuant to the provisions of Sections 4.3(e) and (f) shall be guaranteed by Intrawest Canada.

Section 4.4 Failure to Make Additional Capital Contributions.

(a) Failure to Make Additional Capital Contributions. In the event a Partner (the “Non-Contributing Partner”) commits a Capital Call Default and does not cure such Capital Call Default within ten (10) days after the General Partner or, if the General Partner is the Non-Contributing Partner, any Partner other than the General Partner (the “Other Partner”)

CNL VILLAGE RETAIL PARTNERSHIP, LP	37
Amended and Restated Limited Partnership Agreement v2

gives a written notice to the Partners specifying such failure (a “Capital Call Default Notice”), then the Other Partner shall have the right at any time during the sixty (60) day period following receipt of the Capital Call Default Notice to make, on behalf of the Non-Contributing Partner, the Additional Capital Contribution to the Partnership which the Non-Contributing Partner chose not to make, and to elect to treat such Additional Capital Contribution as either a loan by the Other Partner to the Non-Contributing Partner (a “Capital Loan”), in which event such amount will be treated as an Additional Capital Contribution by the Non-Contributing Partner, or as a preferred equity contribution to the Partnership by the Other Partner.

(b) Terms and Conditions of a Capital Loan or Preferred Equity. The terms and conditions of each Capital Loan or preferred equity contribution shall be as follows:

(i) With respect to each Capital Loan:

(A) Interest shall accrue at a rate of eighteen percent (18%) compounded annually on the unpaid principal balance of the Capital Loan until the same is repaid in full.

(B) For so long and to the extent that there is available Net Cash Flow and/or Net Capital Proceeds of the Partnership distributable to the Non-Contributing Partner, the Partnership shall use such amounts to pay all accrued but unpaid interest and principal to the Other Partner, prior to making any distributions of Net Cash Flow or Net Capital Proceeds of the Partnership to the Non-Contributing Partner. Such amounts shall first be applied to accrued but unpaid interest and thereafter to unpaid principal.

(C) The Capital Loan shall, at the election of the Other Partner, be evidenced by a promissory note (“Note”) issued by the Non-Contributing Partner to the Other Partner and if required by the Other Partner, shall be secured by a security interest in the Non-Contributing Partner’s interest in the Partnership, and the Partners agree to execute such documents and to take such further actions as are reasonably required in connection with the execution and delivery of such Note and the granting of such security interest.

(D) The Non-Contributing Partner shall not be personally liable to the Other Partner in respect of the Capital Loan, and the sole remedy of the Other Partner shall be to receive payments from available Net Cash Flow and/or Net Capital Proceeds as contemplated in Section 4.4(b)(i)(B) and enforcement of the security contemplated in Section 4.4(b)(i)(C).

(ii) With respect to each preferred equity contribution, the Partnership shall pay a preferred return which shall accrue at a rate of eighteen percent (18%) compounded annually on the net unreturned amount of such preferred equity contribution from time to time, monthly, in arrears, to the Other Partner on the first day of each month, and, to the extent available, shall distribute amounts otherwise available for distribution pursuant to Section 5.1 100% to the Other Partner to pay such return and reduce the net unreturned amount of such preferred equity contribution to zero prior to making any distributions of Net Cash Flow or Net Capital Proceeds to either Partner pursuant to Section 5.1. Amounts contributed as preferred equity shall not be taken into account for purposes of calculating a Partner’s Hypothetical

CNL VILLAGE RETAIL PARTNERSHIP, LP	38
Amended and Restated Limited Partnership Agreement v2

Investment Amount, and amounts distributed as preferred return shall be treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code, and shall not be taken into account for purposes of calculating a Partner’s Deemed Distributions of Hypothetical Net Cash Flow or Deemed Distributions of Hypothetical Net Capital Proceeds.

(c) If the Other Partner shall elect not to make a Capital Loan or preferred equity contribution, the Other Partner may elect, during the sixty (60) day period following receipt of the Capital Call Default Notice, to have the Partnership return the Additional Capital Contribution made by the Other Partner which corresponded with the request for Additional Capital Contribution with respect to which the Non-Contributing Partner committed the Capital Call Default and, promptly following such election, the Partnership shall return such Additional Capital Contribution to the Other Partner.

Section 4.5 Capital Accounts.

A separate capital account (each a “Capital Account”) shall be maintained for each Partner in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), and this Section 4.5 shall be interpreted and applied in a manner consistent therewith. Whenever the Partnership would be permitted to adjust the Capital Accounts of the Partners pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect revaluations of Partnership, the Partnership may so adjust the Capital Accounts of the Partners. In the event that the Capital Accounts of the Partners are adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect revaluations of Partnership property, (i) the Capital Accounts of the Partners shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property, (ii) the Partners’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Code Section 704(c), and (iii) the amount of upward and/or downward adjustments to the book value of the Partnership property shall be treated as income, gain, deduction and/or loss for purposes of applying the allocation provisions of this Article 4. In the event that Code Section 704(c) applies to Partnership property, the Capital Accounts of the Partners shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

(a) If all or a portion of a Partner’s Partnership Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Partnership Interest.

(b) In determining the amount of any liability for purposes of this Section 4.5, Section 752(c) of the Code and any other applicable provisions of the Code and Regulations shall be taken into account.

This Section 4.5 and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner, with the

CNL VILLAGE RETAIL PARTNERSHIP, LP	39
Amended and Restated Limited Partnership Agreement v2

advice of the Partnership’s independent certified public accountants, reasonably determines that it is prudent to modify the manner in which the Capital Accounts, or any charges or credits thereto (including charges or credits relating to liabilities which are secured by contributions or distributed property or which are assumed by the Partnership or by Partners), are computed in order to comply with such Regulations, the General Partner may make such modification, but only if it is not likely to have a material effect on the amounts to be distributed to any Partner pursuant to Section 5.1 or pursuant to Section 12.3 upon the dissolution of the Partnership. The General Partner also shall make any adjustments that may be necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q).

Section 4.6 Return of Capital Contributions.

No Partner or Assignee shall be entitled to demand the return of the Partner’s Capital Account or Capital Contribution at any particular time, except upon dissolution of the Partnership. No Partner or Assignee shall be entitled at any time to demand or receive property other than cash as may be expressly provided herein. Unless otherwise provided by law, no Partner or Assignee shall be personally liable to any other Partner for the return or repayment of all or any part of any other Partner’s Capital Account or Capital Contribution, it being expressly agreed that any such return of capital pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from a Partner or Assignee) of the Partnership. No Partner shall be entitled to any interest on its Capital Contribution except as expressly provided herein.

Section 4.7 No Third Party Beneficiary Rights.

The provisions of this Article 4 are not intended to be for the benefit of any creditor or any other Person (other than a Partner in its, his or her capacity as such) to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Partnership or any of the Partners; and no such creditor or other Person shall obtain any right under any of such provisions or shall by reason of any of such provisions make any claim in respect of any debt, liability or obligation (or otherwise) against the Partnership nor any of the Partners. Nothing in this Section shall impair or affect any security or pledge agreement granted to a Lender by the Partnership.

ARTICLE 5-ALLOCATIONS AND DISTRIBUTIONS

Section 5.1 Distributions.

Subject to Section 4.4(b) and Section 6.17, the General Partner shall distribute Net Cash Flow and Net Capital Proceeds of the Partnership among the Partners, quarterly within thirty (30) days after the end of each Fiscal Quarter. Prior to making any distributions of Net Cash Flow or Net Capital Proceeds of the Partnership, the General Partner shall determine (1) each Partner’s entitlement to Hypothetical Net Cash Flow with respect to such Fiscal Period by treating the Hypothetical Net Cash Flow with respect to such Fiscal Period as distributable pursuant to the provisions of Section 5.1(a) set forth below, (2) the Deemed Distributions of

CNL VILLAGE RETAIL PARTNERSHIP, LP	40
Amended and Restated Limited Partnership Agreement v2

Hypothetical Net Cash Flow to CNL with respect to such Fiscal Period, as of such time, (3) the Deemed Distributions of Hypothetical Net Cash Flow to Intrawest with respect to such Fiscal Period, as of such time, (4) each Partner’s entitlement to Hypothetical Net Capital Proceeds with respect to such Fiscal Period by treating the Hypothetical Net Capital Proceeds with respect to such Fiscal Period as distributable pursuant to the provisions of Section 5.1(b) set forth below, (5) the Deemed Distributions of Hypothetical Net Capital Proceeds to CNL with respect to such Fiscal Period, as of such time, and (6) the Deemed Distributions of Hypothetical Net Capital Proceeds to Intrawest with respect to such Fiscal Period, as of such time, taking into account, as appropriate Intrawest’s Net Outstanding Promote Value Prepayment Amount as determined at such time. In the event Intrawest has a Net Outstanding Promote Value Prepayment Amount, such amount shall offset and reduce Intrawest’s right to receive distributions with respect to the Promote Interest pursuant to the Promote Interest Distribution Provisions, and any such offset amount shall increase the amount distributable to each of the Partners in proportion to their respective Percentage Interests. If Intrawest has previously received a Partial Promote Buyout, the portion of such amount which would otherwise be distributed to Intrawest shall be distributed to Intrawest and CNL, pro rata, in proportion to their respective portions of the Promote Interest.

After making the foregoing determinations, the General Partner shall first distribute Net Cash Flow of the Partnership to the Partners as provided in Section 5.1(a) below, and, thereafter shall distribute Net Capital Proceeds of the Partnership to the Partners as described in Section 5.1(b) below. Following such distributions, the General Partner shall determine if a Net Cash Flow Distribution Shortfall and a Net Cash Flow Distribution Excess exists with respect to either of the Partners, and shall determine if a Net Capital Proceeds Distribution Shortfall and a Net Capital Proceeds Distribution Excess exists with respect to either of the Partners. In the event that either Partner is required to make a contribution to the Partnership pursuant to Sections 4.3(e)(i) or 4.3(e)(ii) with respect to a Net Cash Flow Distribution Shortfall or a Net Capital Proceeds Distribution Shortfall, such amount(s) shall thereafter be treated as Net Cash Flow or Net Capital Proceeds with respect to such Fiscal Period, as appropriate.

(a) Distributions of Net Cash Flow of the Partnership.

The General Partner shall distribute Net Cash Flow of the Partnership with respect to each Fiscal Quarter of each Fiscal Year in accordance with the following order of priority:

(i) First, one hundred percent (100%) to CNL until the aggregate amount of CNL’s Deemed Distributions of Hypothetical Net Cash Flow with respect to such Fiscal Quarter and all prior Fiscal Quarters of such Fiscal Year is equal to the CNL First Tier Preferred Distribution with respect to such Fiscal Quarter and all prior Fiscal Quarters of such Fiscal Year; and

(ii) Second, one hundred percent (100%) to Intrawest until the aggregate amount of Intrawest’s Deemed Distributions of Hypothetical Net Cash Flow with respect to such Fiscal Quarter and all prior Fiscal Quarters of such Fiscal Year is equal to the Intrawest First Tier Preferred Distribution with respect to such Fiscal Quarter and all prior Fiscal Quarters of such Fiscal Year;

CNL VILLAGE RETAIL PARTNERSHIP, LP	41
Amended and Restated Limited Partnership Agreement v2

(iii) Third, one hundred percent (100%) to Intrawest until Intrawest has received aggregate distributions pursuant to this Section 5.1(a)(iii) and Section 5.1(b)(iii) with respect to such Fiscal Quarter equal to the lesser of (A) the Intrawest Excess Credit Support or (B) the aggregate amount of rents paid pursuant to the Intrawest Interim Leases as of such time;

(iv) Fourth, sixty-five percent (65%) to CNL and thirty-five percent (35%) to Intrawest until the aggregate amount of CNL’s Deemed Distributions of Hypothetical Net Cash Flow with respect to such Fiscal Quarter and all prior Fiscal Quarters of such Fiscal Year is equal to the CNL Second Tier Preferred Distribution with respect to such Fiscal Quarter and all prior Fiscal Quarters of such Fiscal Year; and

(v) Thereafter, forty-three and three-quarters percent (43.75%) to the Partners, pro rata, in proportion to their respective Percentage Interests, and fifty-six and one-quarter percent (56.25%) to the holder(s) of the Promote Interest, pro rata, in proportion to their respective portions of the Promote Interest to the extent applicable, (with the result that prior to the first Promote Determination Date such amounts will be distributed thirty-five percent (35%) to CNL and sixty-five (65%) to Intrawest).

For purposes of this Section 5.1, the term Fiscal Quarter shall specifically include any period shorter than a Fiscal Quarter which is either (a) the period from the Effective Date through December 31, 2004 or (b) a period shorter than a complete Fiscal Quarter through the date of termination as described in Section 12.4.

The General Partner shall reasonably adjust the Net Cash Flow distributed within thirty (30) days after the end of the last Fiscal Quarter of each Fiscal Year (and to the extent necessary the Partners agree to make appropriate adjustments among themselves) to ensure that the amount distributed to each of the Partners for the entire Fiscal Year is equal to the amounts each of the Partners would have received under Section 5.1(a) if the Net Cash Flow was determined for the entire Fiscal Year and was distributed in a single disbursement as of December 31 of such Fiscal Year (such adjustments, for example, shall take into account any increased yield a Partner receives as a result of receiving distributions quarterly instead of annually).

(b) Distributions of Net Capital Proceeds of the Partnership.

The General Partner shall distribute Net Capital Proceeds of the Partnership with respect to each Fiscal Quarter of each Fiscal Year in accordance with the following order of priority:

(i) First, one hundred percent (100%) to CNL until CNL is deemed to have received an Internal Rate of Return of eleven and one-half percent (11.5%);

(ii) Second, one hundred percent (100%) to Intrawest until Intrawest is deemed to have received an Internal Rate of Return of eleven and one-half percent (11.5%);

(iii) Third, one hundred percent (100%) to Intrawest until Intrawest has received aggregate distributions pursuant to this Section 5.1(b)(iii) and Section 5.1(a)(iii) equal to the lesser of (A) the Intrawest Excess Credit Support or (B) the aggregate amount of rents paid pursuant to the Intrawest Interim Leases as of such time;

CNL VILLAGE RETAIL PARTNERSHIP, LP	42
Amended and Restated Limited Partnership Agreement v2

(iv) Fourth, sixty-five percent (65%) to CNL and thirty-five percent (35%) to Intrawest until CNL is deemed to have received an Internal Rate of Return of fourteen percent (14.0%); and,

(v) Thereafter, forty-three and three-quarters percent (43.75%) to the Partners, pro rata, in proportion to their respective Percentage Interests, and fifty-six and one-quarter percent (56.25%) to the holder(s) of the Promote Interest, pro rata, in proportion to their respective portions of the Promote Interest to the extent applicable, (with the result that prior to the first Promote Determination Date such amounts will be distributed thirty-five percent (35%) to CNL and sixty-five percent (65%) to Intrawest).

(c) Special Promote Distribution.

Immediately prior to a Promote Determination Date, at the election of Intrawest (which election shall be made in writing at least ninety (90) days prior to such Promote Determination Date), and at Intrawest’s expense, the General Partner shall determine the Promote Interest Value and the amount of the Special Promote Distribution, if any, to be made to Intrawest with respect to its Promote Interest at such time. At the time of Intrawest’s election to receive a Special Promote Distribution, Intrawest shall also elect whether it will receive any such amount as a Promote Value Prepayment or a Partial Promote Buyout.

(i) In connection with such determinations, the General Partner shall assume

(A) the sale of all of the Commercial Properties and the Option Agreement in exchange for cash proceeds in an amount equal to the aggregate fair market values thereof, as determined by a third party appraiser selected pursuant to the procedures set forth in Section 5.1(d)(iii), (the “Appraisal”), taking into account the positive or negative value associated with the provisions of the Management Agreement, and the reasonable transaction costs that would be anticipated to be incurred in connection with any such hypothetical sale (the “Established Fair Market Values”),

(B) payment of all liabilities of the Partnership, the Subsidiaries of the Partnership (including any SPE Owner), the Trust and the CNL Lessee (limited in the case of any non-recourse liability secured by one or more Commercial Properties to the Established Fair Market Value(s) of such Commercial Property(ies)),

(C) distribution to the CNL Beneficiaries of the remaining Net Capital Proceeds of such sale properly allocable to the Trust, together with any Net Cash Flow of the Trust and the amount of any Trust cash reserves, and distribution to the CNL Lessee of any Net Cash Flow of the CNL Lessee,

(D) distribution to the Partners, pursuant to the provisions of Section 5.1 in lieu of Section 12.3, of the remaining Net Capital Proceeds of such sale properly allocable to the Partnership or any Subsidiary of the Partnership (including any SPE Owner) together with any Net Cost Flow of the Partnership or any Subsidiary of the Partnership (including any SPE Owner) and the amount of any cash reserves of the Partnership or any Subsidiary of the Partnership (including any SPE Owner), without duplication, taking into account the provisions of Section 4.3(e), and

CNL VILLAGE RETAIL PARTNERSHIP, LP	43
Amended and Restated Limited Partnership Agreement v2

(E) the portion of the Promote Interest Value properly allocable to Intrawest that equals the amount which would be distributed to Intrawest with respect to the Promote Interest, at such time and under such circumstances, pursuant to Section 5.1(b)(v). Assuming that a Partial Promote Buyout has not previously occurred, Intrawest will be entitled to all distributions made with respect to such Promote Interest.

(ii) The amount by which fifty percent (50%) of the portion of the Promote Interest Value properly allocable to Intrawest, as so determined, exceeds the Net Outstanding Promote Value Prepayment Amount, if any, as determined at such time shall be distributable to Intrawest as a Special Promote Distribution.

(iii) In the event Intrawest has elected to receive its Special Promote Distribution as a Promote Value Prepayment, payment of the Special Promote Distribution shall

(A) be made as provided in Section 5.1(d), below,

(B) offset Intrawest’s right to receive future distributions with respect to its Promote Interest pursuant to the Promote Interest Distribution Provisions, and

(C) in the event Intrawest is subsequently entitled to a distribution pursuant to the Promote Interest Distribution Provisions all or a portion of which is offset as described in clause (B) above, such offset amount shall be distributed to the Partners, pro rata, in proportion to their Percentage Interests, provided however, in the event a Partial Promote Buyout has occurred, the portion of such amount which would otherwise be distributed to Intrawest shall be distributed to Intrawest and CNL, pro rata, in proportion to their respective portions of the Promote Interest.

(iv) In the event Intrawest has elected to receive its Special Promote Distribution as a Partial Promote Buyout,

(A) CNL shall make a capital contribution equal to the amount required to be distributed to Intrawest and within ninety (90) days of such determination,

(B) Intrawest’s right to receive future distributions with respect to the Promote Interest pursuant to the Promote Interest Distribution Provisions shall be reduced and CNL shall thereafter be entitled to share in future distributions made with respect to the Promote Interest pursuant to the Promote Interest Distribution Provisions, and

(C) the parties agree that for federal income tax purposes (I) CNL shall be treated as purchasing a portion of Intrawest’s Promote Interest in a fully taxable transaction in which gain shall be recognized by Intrawest in an amount equal to the amount received as the Partial Promote Buyout, (II) CNL shall be entitled to receive a corresponding basis adjustment pursuant to Section 743 of the Code, and (III) each of the Partners shall report such transaction in a manner consistent with the foregoing for federal income tax purposes.

CNL VILLAGE RETAIL PARTNERSHIP, LP	44
Amended and Restated Limited Partnership Agreement v2

(d) Terms and Conditions of Special Promote Distributions.

(i) Notwithstanding anything to the contrary herein, except Section 5.1(c)(iv), the Special Promote Distribution shall be made in the manner and subject to the terms and conditions set forth herein.

(ii) Unless Intrawest has elected to receive a Partial Promote Buyout, CNL shall unilaterally decide if the Partnership finances any Special Promote Distribution either through (I) an Additional Capital Contribution made by each of the Partners, pro rata, in proportion to their respective Percentage Interests, (II) a refinancing of the Mortgage Debt or (III) priority distributions of the Partnership’s cash flow to Intrawest, in each case subject to the applicable conditions set forth below;

(A) In the event CNL elects the Promote Value Prepayment to be funded as set forth in clause (II) set forth above, the entire amount of the Promote Value Prepayment shall be distributed upon closing of any refinancing, but in any event not later than six months following the Promote Determination Date in question. In the event CNL elects the Promote Value Prepayment to be funded as set forth in clauses (I) or (III) set forth above, the Promote Value Prepayment shall be distributed in four (4) equal installments of twenty-five percent (25%) of the Promote Value Prepayment.

(B) Each of the four distributions constituting the Promote Value Prepayment shall be due and payable as follows: the first such payment shall be due and payable sixty (60) days following the Promote Determination Date in question, the second such payment shall be due and payable on the first anniversary of such Promote Determination Date, the third such payment shall be due and payable on the second anniversary of such Promote Determination Date, and the fourth such payment shall be due and payable on the third anniversary of such Promote Determination Date (each a “Promote Value Prepayment Distribution Date”).

(C) Each of the four distributions constituting the Promote Value Prepayment shall be made only to the extent that CNL has achieved, at the time of such distribution, and the Partnership projects that CNL will continue to receive, an annual return on its Net Hypothetical Unreturned Investment Amount of not less than fifty (50) basis points below what CNL would have otherwise achieved if any such distribution was not made (based on a reasonable projection of future cash flows). Any amount deferred under the criteria set forth above shall be distributable in future Fiscal Years, subject to the satisfaction in such Fiscal Years of the criteria set forth above. Any dispute as to the method of projecting such cash flows or determining CNL’s projected annual return shall be resolved by binding arbitration.

(D) Each of the second, third and fourth distributions constituting the Promote Value Prepayment shall be further subject to (I) satisfaction of the condition set forth in paragraph (ii) of Section 5.1(c) above, after making the assumptions set forth in paragraph (i) of Section 5.1(c) above, and (II) the Coverage Ratio Cash Flow for the prior Fiscal Year being equal to or greater than the sum of one and three tenths (1.3) times the annual debt service payment on the Mortgage Debt plus the CNL First Tier Preferred Distribution for that prior Fiscal Year (“Coverage Ratio”). If the Coverage Ratio is not satisfied

CNL VILLAGE RETAIL PARTNERSHIP, LP	45
Amended and Restated Limited Partnership Agreement v2

at such time, the obligation to make such distribution will be suspended until the Coverage Ratio is satisfied with testing for the Coverage Ratio to occur on the next annual anniversary of the Promote Determination Date. The Annual Plans shall serve as the basis for establishing from time to time the projection of CNL’s annual returns.

(E) Any Promote Value Prepayment obligation remaining outstanding at the time of a refinancing of the first mortgage debt shall be fully paid from the refinancing proceeds of the Mortgage Debt, subject to the condition set forth in clause (I) of Section 5.1(d)(ii)(D) above. For example, the intent of the parties is to secure a ten (10) year term for the Mortgage Debt, therefore at the end of year ten (10), any Promote Value Prepayment obligation remaining outstanding arising from the first Promote Determination Date (end of year six (6)) shall be fully paid to Intrawest from the first mortgage refinancing proceeds. In the event the Mortgage Debt is renewed for a subsequent ten (10) year term, any Promote Value Prepayment obligation remaining outstanding from the second and third Promote Determination Dates (end of year eleven (11) and (16)) shall be fully paid out of proceeds of a refinancing of the second ten (10) year term of the Mortgage Debt.

(F) Distributions which are not made due to the restrictions set forth in paragraph (C) and clause (II) of paragraph (D) above shall accrue a return equal to one hundred (100) basis points above the interest rate on the Mortgage Debt from the date which is the later of (a) the Promote Value Prepayment Distribution Date to which such distribution relates, and (b) the date upon which each of the conditions set forth in paragraph (C) and clause (II) of paragraph (D) above is satisfied.

(G) Any Promote Value Prepayment obligation remaining outstanding of the time of dissolution of the Partnership shall automatically terminate at such time and thereafter be disregarded for all purposes hereof.

(iii) Appraisal Procedure. For purposes of the determinations required by Section 5.1(c), the Established Fair Market Values shall be determined in accordance with the terms and provisions of this section. CNL and Intrawest shall, in good faith, seek to mutually select and appoint one or more appraisers to determine the Established Fair Market Values described in Section 5.1(c)(i). Any such appraisers shall be members of the Appraisal Institute (US) or a successor organization thereto and shall have specific and substantial experience in appraising the types of Commercial Properties that are the subject of this Agreement in the locations in which such Commercial Properties are located. Such appraisers shall be mutually selected and appointed within ten (10) days following the Promote Determination Date. The appraisers so selected and appointed shall undertake to determine the Established Fair Market Values, and the determination of such appraisers shall be controlling. In the event that CNL and Intrawest cannot agree upon such appraisers, then within ten (10) days after the Promote Determination Date the Partnership may request the appointment of one or more qualified appraisers by the Appraisal Institute (US), in conjunction with the Appraisal Institute of Canada, pursuant to guidelines established by such Appraisal Institutes, or upon the failure of such Appraisal Institutes to so act, the General Partner may apply the arbitration provisions of Section 13.9 for the express purpose of having appraisers appointed for purposes of this section.

CNL VILLAGE RETAIL PARTNERSHIP, LP	46
Amended and Restated Limited Partnership Agreement v2

Section 5.2 Determination of Income and Loss.

For purposes of this Agreement, the net income or net loss of the Partnership for each Fiscal Year (and items thereof) shall be the net income or net loss of the Partnership for such Fiscal Year (and items thereof) as determined for purposes of Section 704(b) of the Code and the Regulations thereunder.

Section 5.3 General Allocation of Income and Loss.

(a) Subject to and after making any such allocations pursuant to Section 5.4 and Section 5.7, remaining net income for each Fiscal Year shall be allocated among the Partners, in the following order and priority:

(i) First, to the Partners, in the same ratio and reverse order as net loss was allocated to such Partners for all prior Fiscal Years pursuant to Section 5.3(b) excluding allocations of net loss pursuant to Section 5.3(b)(i) which were a “chargeback” of prior allocations of net income, until the excess of the amount of net loss allocated to the Partners pursuant to Section 5.3(b) for all Fiscal Years, excluding allocations of net loss pursuant to Section 5.3(b)(i) which were a “chargeback” of prior allocations of net income, over the amount of net income allocated to the Partners pursuant to this Section 5.3a)(i) for all Fiscal Years, is equal to zero;

(ii) Second, to CNL in an amount necessary to cause the Adjusted Capital Account balance of CNL to equal the amount which, if distributed at such time would be sufficient to provide CNL with an eleven and one-half percent (11.5%) IRR, provided that, for this purpose, CNL shall be deemed to have received an amount equal to CNL’s Unreturned Trust Investment, as determined at such time, immediately prior to such distribution;

(iii) Third, to Intrawest in an amount necessary to cause the Adjusted Capital Account balance of Intrawest to equal the amount which, if distributed at such time would be sufficient to provide Intrawest with an eleven and one-half percent (11.5%) IRR, provided that, for this purpose, Intrawest shall be deemed to have received an amount equal to Intrawest’s Unreturned Trust Investment, as determined at such time, immediately prior to such distribution;

(iv) Fourth, to Intrawest, until the aggregate amount allocated to Intrawest pursuant to this Section 5.3(a) for all Fiscal Years (in excess of amounts of net loss which were a “chargeback” of such net income), is equal to the aggregate amounts distributed to Intrawest pursuant to Section 5.1(a)(iii) and 5.1(b)(iii) for all Fiscal Years;

(v) Fifth, sixty-five percent (65%) to CNL and thirty-five percent (35%) to Intrawest until CNL’s Adjusted Capital Account balance is equal the amount which, if distributed at such time, would be sufficient to provide CNL with a fourteen percent (14.0%) IRR, provided, that for this purpose, there shall have been deemed previously distributed to CNL an amount equal to CNL’s Unreturned Trust Investment, as determined at such time, immediately prior to such distribution; and

CNL VILLAGE RETAIL PARTNERSHIP, LP	47
Amended and Restated Limited Partnership Agreement v2

(vi) Thereafter, forty-three and three-quarters percent (43.75%) to the Partners, pro rata, in proportion to their respective Percentage Interests, and fifty-six and one-quarter percent (56.25%) to the holder(s) of the Promote Interest, pro rata, in proportion to their respective portions of the Promote Interest.

(b) Subject to and after making any special allocations pursuant to Section 5.4, and Section 5.7, remaining net loss for each Fiscal Year shall be allocated among the Partners in the following order and priority:

(i) First, to the Partners, in the same ratio and reverse order as net income was allocated to such Partners for all prior Fiscal Years pursuant to Sections 5.3(a)(ii)-(vi), until the excess of the aggregate amount of net income allocated to the Partners pursuant to Sections 5.3(a)(ii)-(vi) for all Fiscal Years over the aggregate amount of net loss allocated to the Partners pursuant to this Section 5.3(b)(i) for all Fiscal Years is equal to zero;

(ii) Second, to Intrawest, until the Adjusted Capital Account balance of Intrawest is reduced to zero;

(iii) Third, to CNL until the Adjusted Capital Account balance of CNL is reduced to zero; and

(iv) Thereafter, one hundred percent (100%) to the General Partner.

Section 5.4 Regulatory Allocations.

The following allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement, if there is a net decrease in Partnership Minimum Gain or in any Partner Minimum Gain during any taxable year or other period, prior to any other allocation pursuant hereto, the Partners shall be specially allocated items of income for such year (and, if necessary, subsequent years) in an amount and manner required by Regulations Sections 1.704-2(f) or 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2. This Section 5.4(a) is intended to comply with the minimum gain chargeback requirements of Regulations Sections 1.704-2(f) or 1.704-2(i)(4), will be interpreted consistently with the Regulations and will be subject to all exceptions provided therein.

(b) Qualified Income Offset. Any Partner who unexpectedly receives an adjustment, allocation or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes or increases an Adjusted Capital Account Deficit shall be allocated items of income or gain in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible. This Section 5.4(b) is intended to constitute a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d), will be interpreted consistently with the Regulations and will be subject to all exceptions provided therein.

CNL VILLAGE RETAIL PARTNERSHIP, LP	48
Amended and Restated Limited Partnership Agreement v2

(c) Gross Income Allocation. Each Partner who has a deficit Capital Account at the end of any Partnership taxable year that is in excess of the amount the Partner is obligated to restore pursuant to any provision of this Agreement, including any amount that it is deemed to be obligated to restore under Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), will be specially allocated items of Partnership income and gain in the amount of the excess as quickly as possible.

(d) Nonrecourse Deductions. Nonrecourse Deductions for any taxable year or other period will be specially allocated among the Partners pro rata in proportion to their respective Percentage Interests.

(e) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any taxable year or other period will be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with principles under Regulations Section 1.704-2(i).

(f) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset under Sections 734(b) or 743(b) of the Code is required to be taken into account in determining Capital Accounts under Regulations Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Regulations Section 1.704-1(b)(2)(iv)(m).

(g) Curative Allocations. The “Regulatory Allocations” consist of allocations made to a Partner (or predecessor) under Section 5.4(a) through 5.4(f). Notwithstanding any other provision of this Section 5.4, other items of income, gain, loss and deduction will be allocated among the Partners so that, to the extent possible, the net amount of those allocations of other items and the Regulatory Allocations to each Partner will be equal to the net amount that would have been allocated to the Partner if the Regulatory Allocations had not occurred. The General Partner shall take into account future Regulatory Allocations under Section 5.4(a) that, although not yet made, are likely to offset Regulatory Allocations under Sections 5.4(d) and 5.4(e).

Section 5.5 Allocations For Federal and State Income Tax Purposes.

The Partnership’s net income, net loss, and each item of income, gain, deduction and loss entering into the computation thereof shall be allocated among the Partners for federal and state income tax purposes, to the maximum extent possible, in the same proportion as such net income or net loss, as applicable, and each item of income, gain, deduction and loss entering into the computation thereof is allocated to the Partner’s pursuant to the provisions of Sections 5.3, 5.4, and 5.7, except as otherwise provided pursuant to the provisions of Section 5.8. Allocations pursuant to this Section 5.5 and Section 5.8 are solely for purposes of federal and state taxes and shall not affect, or in any way be taken into account in computing any Partner’s Capital Account or share of net income, net loss, other items or distributions pursuant to any provision of this Agreement.

CNL VILLAGE RETAIL PARTNERSHIP, LP	49
Amended and Restated Limited Partnership Agreement v2

Section 5.6 Transfers of Interests.

In the event of the Transfer of all or any part of a Partnership Interest (in accordance with the provisions of this Agreement) at any time other than the end of a Fiscal Year, the share of net income or net loss and items of income, gain, loss and expense (in respect of the Partnership Interest so Transferred) shall be allocated between the transferor and the transferee in the same ratio as the number of days in the Fiscal Year before and after such Transfer. This Section shall not apply to net income or net loss from Capital Transactions or to other extraordinary nonrecurring items. Net income or net loss from Capital Transactions shall be allocated on the basis of the Partners’ Percentage Interests on the date of closing of the sale and extraordinary or nonrecurring items of gain or loss shall be allocated on the basis of the Partners’ Percentage Interests on the date the gain is realized or the loss incurred, as the case may be.

In the event of a Transfer of all or part of a Partnership Interest (or of the interest of a partner or member in a partnership or limited liability Partnership which is a Partner), the General Partner may (but shall not be obligated to) make the election described in Section 754 of the Code.

Section 5.7 Special Allocations.

Notwithstanding anything to the contrary herein,

(a) With respect to any Fiscal Year in which one or more contributions are required to be made by a Partner pursuant to the provisions of Section 4.3(e) and (f), including the Fiscal Year in which a Terminating Event occurs, the Partner required to make such contributions, (or each Partner to the extent applicable), will be allocated items of loss and deduction equal to the aggregate amount of such Partner’s respective required contributions, so that the net change to each such Partner’s respective Adjusted Capital Account balance on account of all such allocations and contributions is zero, provided that for purposes of this Section 5.7 amounts deemed contributed by CNL pursuant to the provisions of Section 4.3(e) shall not be treated as required to be contributed. In the event the items of loss and deduction required to be allocated with respect to any Fiscal Year exceed the aggregate amount of the items of loss and deduction available to be allocated with respect to such Fiscal Year, such items shall be allocated in a subsequent Fiscal Year or reallocated with respect to a prior Fiscal Year (including prior Fiscal Years for which one or more amended returns would be required to be filed as a result of making such allocations), in the manner and to the extent necessary to satisfy the requirements of this Section 5.7(a).

(b) In connection with the sale of all or substantially all of the assets of the Partnership or any other Terminating Event, items of income and gain and deduction and loss shall be allocated among the Partners, so that, to the maximum extent possible, the Adjusted Capital Account balances of each of the Partners equals the amount which, if distributed to each of the respective Partners would result in each such Partner receiving the amount such Partner would be entitled to receive if all available amounts were distributed to the Partners pursuant to the provisions of Section 5.1(b) at such time; (determined in the manner described in Section 5.1, and after taking into account any amounts required to be funded as a Distribution Excess), provided that to the extent that items of income, gain, loss and deduction of the current Fiscal

CNL VILLAGE RETAIL PARTNERSHIP, LP	50
Amended and Restated Limited Partnership Agreement v2

Year are insufficient to achieve such Adjusted Capital Account balances, items of income, gain, loss and deduction of prior Fiscal Years shall be allocated among the Partners to achieve, to the maximum extent possible, such Adjusted Capital Account balances (including prior Fiscal Years for which one or more amended returns would be required to be filed as a result of making such allocations).

Section 5.8 Allocations Regarding Contributed Property.

Each item of taxable income, gain, loss or deduction attributable to (i) any Contributed Property, and (ii) any other Property the value of which has been adjusted pursuant to the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) shall be allocated among the Partners in accordance with Section 704(c) of the Code, using such method permitted by Section 704(c) of the Code and the Regulations thereunder as may be selected by the Partners, so as to take into account the variation, at the time of contribution or adjustment to such value, between the Adjusted Basis and the value of such property, as required by Regulations Sections 1.704-1(b)(4)(i) and 1.704-3.

Section 5.9 Tax Matters Partner.

The General Partner shall be the “tax matters partner” of the Partnership pursuant to Section 6231(a)(7) of the Code (the “Tax Matters Partner”). The Tax Matters Partner shall be authorized and required to represent the Partnership (at the expense of the Partnership) in connection with all examinations of the affairs of the Partnership by any federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership for professional services and costs associated therewith. The Tax Matters Partner shall take all actions necessary to preserve the rights of the Partners with respect to audits and shall provide all Partners with notices of all such proceedings and other information as required by law. The Tax Matters Partner shall obtain the prior written consent of each Partner before settling, compromising or otherwise altering the defense of any proceeding before the Internal Revenue Service if such Partner or any of its constituent partners or Partners could be affected thereby. The Tax Matters Partner shall keep the Partners timely informed of its activities under this Section. The Tax Matters Partner may prepare and file protests or other appropriate responses to such audits affecting the Partnership. The Tax Matters Partner shall select counsel to represent the Partnership in connection with any audit conducted by the Internal Revenue Service or by any state or local authority. All costs incurred in connection with the foregoing activities, including legal and accounting costs, shall be borne by the Partnership. Any additional expenses with respect to judicial review of adverse determinations in connection with any such tax audits or the defense of any Partner against any claim asserted by the Internal Revenue Service or state or local tax authority of additional tax liability arising out of the Partner’s ownership of its, his or her Partnership Interest shall only be incurred by the Partner(s) who have authorized the Tax Matters Partner, in writing, to proceed with such judicial review or defense. Each Partner agrees to cooperate with the Tax Matters Partner in connection with the conduct of all such proceedings.

CNL VILLAGE RETAIL PARTNERSHIP, LP	51
Amended and Restated Limited Partnership Agreement v2

Section 5.10 Section 752 Specification.

Solely for purposes of determining a Partner’s proportionate share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners’ interests in Partnership profits are as follows: eighty percent (80%) to CNL, and twenty percent (20%) to Intrawest.

ARTICLE 6-RIGHTS AND DUTIES OF PARTNERS

Section 6.1 Management.

Subject to the provisions of Sections 3.1, 3.3 and 6.4, the business and affairs of the Partnership shall be managed under the direction of the General Partner, who may exercise all powers of the Partnership and perform or authorize the performance of all lawful acts which are not by the Act or this Agreement directed or required to be exercised or performed by the Partners. The General Partner shall also be responsible for the implementation of Major Decisions approved by the Partners. All acts of the General Partner within the scope of its authority shall bind the Partnership. The initial General Partner shall be CNL GP; provided that the CNL GP may be replaced as the General Partner by an affirmative vote of all of the Limited Partners, or if the CNL GP has committed fraud or willful misconduct, by an affirmative vote of all of the Limited Partners that are not Affiliates of the CNL GP. The General Partner may delegate certain of its powers hereunder to the Intrawest Managers pursuant to the terms and provisions of the Management Agreements.

Section 6.2 Liability of Partners.

Except as otherwise provided in Section 4.2 and Section 4.3, no Partner shall be obligated to make capital contributions to the Partnership. No Partner shall have any personal liability with respect to the liabilities or obligations of the Partnership. The failure of the Partnership to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Partners for liabilities or obligations of the Partnership.

Section 6.3 Indemnification.

To the fullest extent permitted by the laws of the State of Delaware, each of the General Partner, CNL LP and Intrawest shall be entitled to indemnity from the Partnership and the SPE Owners for any act performed by it within the scope of the authority (if any) conferred on it by this Agreement, except for acts of fraud, gross negligence, misrepresentation, breach of fiduciary duty or willful misconduct by such party seeking indemnification.

Section 6.4 Major Decisions.

Notwithstanding anything in this Agreement to the contrary, none of the following decisions involving the conduct of the business and affairs of the Partnership or any Subsidiary, including any SPE Owner (the “Major Decisions”), shall be made unless there is Approval in writing by CNL LP and Intrawest, which Approval will not be unreasonably withheld where expressly indicated below:

(a) determining if and under what terms the Partnership may acquire additional assets, except any decision to acquire assets pursuant to the ROFO Agreement or the Option Agreement, which decision shall be made solely by CNL GP, as General Partner;

CNL VILLAGE RETAIL PARTNERSHIP, LP	52
Amended and Restated Limited Partnership Agreement v2

(b) approving the initial Annual Plans for each US Resort, and all Annual Plans thereafter, or amending or modifying any such approved Annual Plans in any material respect (such Approval not to be unreasonably withheld);

(c) determining and approving the criteria and parameters of the form leases to be used for each US Commercial Property (such Approval not to be unreasonably withheld);

(d) determining and approving the criteria and parameters of any management agreement (other than the Management Agreements or Master Management Agreement) to be used for each US Commercial Property (such Approval not to be unreasonably withheld);

(e) determining and approving the content of press releases regarding any aspect of the business of the Partnership (such Approval not to be unreasonably withheld);

(f) approving any borrowing or agreement for services or goods between the Partnership or any SPE Owner, on the one hand, and CNL or any of its Affiliates, on the other hand, or between the Partnership or any SPE Owner, on the one hand, and Intrawest or any of its Affiliates, on the other hand, not otherwise expressly contemplated herein, including the initial terms and conditions and any subsequent modifications;

(g) approving the financing guidelines of any proposed debt or equity financing by the Partnership or any SPE Owner (such Approval not to be unreasonably withheld);

(h) in any Fiscal Year, conducting alterations and/or renovations at the US Commercial Properties to the extent the aggregate cost of all such alterations and/or renovations exceeds the aggregate amounts budgeted for all alterations and/or renovations at all of the US Commercial Properties in the then current Annual Plans by more than Fifty Thousand Dollars ($50,000);

(i) entering into any material agreement or contract that involves more than One Hundred Thousand Dollars ($100,000.00) in cost or value; except to the extent the entering into of such material agreement or contract was expressly approved in a then current Annual Plan;

(j) determining whether to dispose of any US Commercial Property and the terms of any such disposal, including whether to dispose of such US Commercial Property to a proposed purchaser who has a reputation of being engaged in or being a member of an organization or group which is engaged in organized crime or terrorism;

CNL VILLAGE RETAIL PARTNERSHIP, LP	53
Amended and Restated Limited Partnership Agreement v2

(k) subject to the provisions of Sections 6.6 and 6.7, determining and approving a decision whether or not to rebuild all or any part of a US Commercial Property following a material casualty or condemnation of all or any part of such US Commercial Property, subject in all cases to such limitations, guidelines and requirements appearing in any applicable Condominium Documents or as mandated by any applicable Institutional Lender (such Approval not to be unreasonably withheld);

(l) entering into and approving any major lease of a US Commercial Property (defined for any given US Commercial Property as (i) a lease for five percent (5%) or more of the total square footage for all of the US Commercial Properties located at the applicable US Resort or (ii) a lease having an initial lease term of ten (10) years or longer) (such Approval not to be unreasonably withheld);

(m) approving the grant to any tenant under any lease agreement with respect to a US Commercial Property of any right of first refusal, exclusive rights as to usage or activity or early termination rights (such Approval not to be unreasonably withheld);

(n) incurring (i) in any Fiscal Year, an aggregate of non-capital expenditures at all of the US Commercial Properties that exceed the aggregate amounts budgeted for non-capital expenditures at all of the US Commercial Properties in the then current Annual Plans by more than One Hundred Thousand Dollars ($100,000); or (ii) any capital expenditures (other than Emergency Costs) at the US Commercial Properties which are not expressly budgeted for in a then current Annual Plan;

(o) commencing or defending litigation that is likely to involve a claim against the Partnership or any SPE Owner in excess of Five Hundred Thousand Dollars ($500,000) and the engagement of counsel or other professionals in connection therewith (not be unreasonably withheld);

(p) approving, consenting and/or granting any easement, right of way, servitude or other similar right or interest on, over, within or underneath US Commercial Properties owned or controlled by the Partnership or an SPE Owner, except and unless the General Partner reasonably determines that such easement, right of way, servitude or other similar right or interest is necessary to the operation of the US Commercial Properties and does not materially impair the use of the property subject thereto;

(q) except as expressly set forth in this Agreement, permitting the admission of a new Partner;

(r) entering into any joint venture (regardless of the form of joint venture) or any co-ownership arrangement;

(s) forming Subsidiaries, other than the SPE Owners;

(t) approving the hiring of employees (such Approval not to be unreasonably withheld);

CNL VILLAGE RETAIL PARTNERSHIP, LP	54
Amended and Restated Limited Partnership Agreement v2

(u) making calls for additional capital contributions, except as provided for in Section 4.3(a);

(v) entering into, amending, modifying, or terminating this Agreement or any of the organizational documents and organizational instruments governing the Partnership, any SPE Owner, or any member, manager, general partner or other Person with managerial control over an SPE Owner; or

(w) approving or consenting to any matters expressly requiring the approval or consent of the Partnership under any of the organizational documents or organizational instruments governing any SPE Owner or any member, manager, general partner or other Person with managerial control over any SPE Owner.

If there shall at any time be a violation or an attempt to violate any of the provisions of this Section 6.4 and any rights hereby granted, then any Partner shall, in addition to all rights and remedies at law or in equity, be entitled to a decree or order restraining such violation; it being hereby expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or violation of the provisions set forth in this Section 6.4.

Section 6.5 Specific General Partner Approvals.

In addition to the General Partner’s general authority authorized by the Act, the General Partner is specifically authorized to make the following decisions and the General Partner’s approval will be specifically required with respect to the following, if such matters have not already been provided for in a then current Annual Plan or otherwise delegated to the Intrawest Managers pursuant to the Management Agreements:

(a) incurring in any Fiscal Year an aggregate of non-capital expenditures with respect to all of the US Commercial Properties up to One Hundred Thousand Dollars ($100,000) over the aggregate amounts budgeted for all non-capital expenditures with respect to all of the US Commercial Properties in the then current Annual Plans;

(b) with respect to the Partnership, any SPE Owner, or the US Commercial Properties, approval of any borrowing from third parties and any subsequent modification; provided such borrowings are in compliance with financing guidelines that have been unanimously approved by the Partners pursuant to Section 5.4(h);

(c) removal of the Intrawest Manager at any US Resort where a Management Agreement has been terminated and the selection of the replacement property manager and leasing agent in such event;

(d) upon any fraud or willful misconduct by an Intrawest Manager at any US Resort, removal of the Intrawest Manager and the selection of the replacement property manager and leasing agent in such event;

(e) commencing or defending litigation with respect to the Partnership, any SPE Owner or the US Commercial Properties that may involve amounts no greater than Five Hundred Thousand Dollars ($500,000), and the engagement of counsel and other professionals in connection therewith;

CNL VILLAGE RETAIL PARTNERSHIP, LP	55
Amended and Restated Limited Partnership Agreement v2

(f) as more particularly set forth in Section 4.3(b), making calls for Additional Capital Contributions that are expressly required to be made by the Partners pursuant to Section 4.3(a);

(g) voluntary bankruptcy filings or cooperation with any involuntary filing if such filing is reasonably necessary to protect the interest of the Partnership, the SPE Owners and the US Commercial Properties;

(h) in any Fiscal Year, conducting any minor alterations and/or renovations of the US Commercial Properties so long as the aggregate cost of all such alterations and/or renovations with respect to all of the US Commercial Properties does not exceed the amounts budgeted for all alterations and renovations at all of the US Commercial Properties in the then current Annual Plans by more than Fifty Thousand Dollars ($50,000);

(i) approving any agreement or amendment of any agreement between the Partnership or an SPE Owner, on the one hand, and Intrawest or any Affiliate of Intrawest, on the other hand;

(j) any matters pertaining to the payment of or disputes relating to the Partnership’s partnership taxes (if applicable) and the Partnership’s or any SPE Owner’s property taxes; and

(k) approving, consenting to and/or granting easements on, over, within or underneath US Commercial Properties owned or controlled by the Partnership or an SPE Owner, if the General Partner reasonably determines that such easement is necessary to the operation of the US Commercial Properties.

Section 6.6 Damage and Destruction - Condominiums.

In the event of Complete Destruction or Partial Destruction to any portion of the US Commercial Properties that is situated in a building or a building complex that is condominiumized, the SPE Owner that is the owner of such US Commercial Properties will not exercise any vote under or in respect of the Condominium Documents to not rebuild or repair such damage or destruction, provided that adequate insurance proceeds exist to effect such repair or rebuild. In connection with the repair or reconstruction of any such building or building complex, the SPE Owner will perform, observe and comply with all of its obligations under the applicable Condominium Documents.

Section 6.7 Partial Destruction - Stand Alone Building.

In the event of Partial Destruction to a portion of the US Commercial Properties situated in a separate building or separate building complex that is not condominiumized, the SPE Owner that is the owner of such US Commercial Properties shall, subject to any requirements of the Partnership’s or SPE Owner’s Institutional Lender, and at the SPE Owner’s own cost and

CNL VILLAGE RETAIL PARTNERSHIP, LP	56
Amended and Restated Limited Partnership Agreement v2

expense, and with due diligence, repair, rebuild or replace the separate building or the separate building complex that is not condominiumized, such that following such repair, rebuilding or replacement, such separate building or separate building complex that is not condominiumized shall be substantially the same as prior to such damage or destruction, provided that adequate insurance proceeds exist to effect such repair or rebuild.

Section 6.8 Partners Compensation.

The General Partner shall not be compensated, as such, for its services as General Partner. However, the General Partner (and any other Partner) shall be reimbursed by the Partnership for all reasonable out-of-pocket expenses paid or incurred by it in the performance of its duties under this Agreement. The General Partner and the Limited Partners shall also be entitled to all reasonable out-of-pocket travel costs (including, without limitation, airline flights, hotels, rental cars and similar expenses) incurred in their capacity as Partners.

Section 6.9 Signing of Documents.

Subject to the limitations on the General Partners’ authority contained herein, the General Partner is authorized, in the name and on behalf of the Partnership, to sign and deliver all contracts, agreements, leases, notes, mortgages and other documents and instruments (collectively, “Documents”) which are necessary, appropriate or convenient for the conduct of the Partnership’s day-to-day business and the furtherance of its purposes or which are necessary, appropriate or convenient to carry out the Major Decisions approved by the Partners pursuant to Section 6.4.

Section 6.10 Right to Rely on Authority of General Partner.

No Person dealing with the General Partner shall be required to determine the authority of the General Partner to make any undertaking on behalf of the Partnership, or to determine any fact or circumstance bearing upon the existence of the authority of the General Partner. Unless the Person relying on such Document knows otherwise, every Document executed by the General Partner shall be conclusive evidence in favor of every Person relying thereon or claiming thereunder that:

(a) at the time of the execution or delivery of the Document, the Partnership was in existence and this Agreement was in full force and effect;

(b) the Document was duly approved by the General Partner or the Partners in accordance with this Agreement and is binding upon the Partnership; and

(c) the General Partner was duly authorized and empowered to execute and deliver the Document for and on behalf of the Partnership.

Section 6.11 Outside Activities.

Except as otherwise provided herein, each Partner and any Person who is an Affiliate of a Partner may engage or hold interests in other business ventures of every kind and description for

CNL VILLAGE RETAIL PARTNERSHIP, LP	57
Amended and Restated Limited Partnership Agreement v2

the Partner’s or the Affiliate’s own account, whether or not such business ventures are in direct or indirect competition with the business of the Partnership and whether or not the Partnership has any interest therein. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in such independent business ventures or to the income or profits derived therefrom.

Section 6.12 Limitations on Powers of Partners.

Except as expressly authorized by this Agreement, no Partner shall, directly or indirectly, (i) resign, retire or withdraw from the Partnership, (ii) dissolve, terminate or liquidate the Partnership, (iii) petition a court for the dissolution, termination or liquidation of the Partnership, or (iv) cause any property of the Partnership to be subject to the authority of any court, trustee or receiver (including suits for partition and bankruptcy, insolvency and similar proceedings).

Section 6.13 Prohibition Against Partition; Distribution in Kind.

Each Partner irrevocably waives any and all rights the Partner may have to maintain an action for partition with respect to any property of the Partnership or any right to take any other action that otherwise might be available to such Partner for the purpose of severing such Partner’s interest in the assets held by the Partnership from the interest of the other Partners. A Partner, regardless of the nature of its, his or her contribution, has no right to demand and receive any distribution from the Partnership in any form other than cash.

Section 6.14 Annual Plans.

(a) Annual Plan. Pursuant to the terms of the Management Agreements and the Master Management Agreement, the Intrawest Manager is to prepare Annual Plans with respect to the Commercial Properties at each of the US Resorts, and a consolidation of the Annual Plans. With respect to any Commercial Property at a US Resort for which no Management Agreement is in effect, the General Partner shall prepare, or cause to be prepared, such Annual Plan, and, if there are not any Management Agreements in effect, the General Partner shall prepare, or cause to be prepared, a consolidation of the Annual Plans.

(b) Approvals and Implementation of Annual Plan. For so long as a Management Agreement is in effect as to any Commercial Property at a US Resort, any Annual Plan with respect to such Commercial Property, and any revisions or supplements thereto that have been (A) prepared by the Intrawest Manager in accordance with such Management Agreement and submitted to the General Partner for its approval and (B) approved by the General Partner, shall automatically, and without any further action required on the part of Intrawest, be deemed approved by Intrawest. Any disputes with respect to any proposed line item within a budget submitted by the Intrawest Manager shall be resolved as provided in the Management Agreement. The General Partner shall implement, or cause to be implemented, the Annual Plans and shall be authorized, subject to the provisions of Section 6.4, without the need for further approval by the Partners, to make the expenditures and incur the obligations provided for in the Annual Plans, including all things necessary to fund Operating Accounts and Capital Improvements Accounts (as those terms are defined in the Management Agreements) consistent with the terms of the Management Agreements. The General Partner shall, in the performance of

CNL VILLAGE RETAIL PARTNERSHIP, LP	58
Amended and Restated Limited Partnership Agreement v2

its duties hereunder, strictly comply with the Annual Plans and shall not (except for emergencies, imminent violation of law or under the threat of imminent damage to property or person) deviate therefrom, incur additional expenses, or materially change the manner of operation of the Partnership or any SPE Owner without the approval of Intrawest. The General Partner shall operate within the confines of the then applicable Annual Plans. If at any time the General Partner shall, in the performance of its duties hereunder, determine that any Annual Plan is no longer appropriate because of any reason, including, without limitation, the need to incur additional expenses beyond those provided for in such Annual Plan, the General Partner shall promptly submit to Intrawest for its consideration a revised Annual Plan (or adjusted forecasts by way of supplement to such Annual Plan). When approved by Intrawest, the General Partner shall implement such revised Annual Plan and shall be authorized, without the need for further approval by the Partners, to make the expenditures and incur the obligations provided for in the approved revised Annual Plan.

Section 6.15 Intrawest Manager.

(a) Nothing contained in this Agreement shall have the effect of limiting or restricting any Intrawest Manager’s right to manage and operate the Commercial Properties in accordance with an applicable Management Agreement. Any and all decisions or actions to be made or taken by the Partnership or any SPE Owner with respect to, or arising under, a Management Agreement (in accordance with the terms of a Management Agreement) shall be vested solely and exclusively with the General Partner and no prior approval of Intrawest or any of the Limited Partners will be necessary prior to making such decisions and/or actions, except as expressly set forth in Section 6.4 above or elsewhere in this Agreement. In furtherance of the foregoing, (i) Intrawest expressly acknowledges and agrees that (a) the General Partner has and owes no fiduciary obligation to the Intrawest Manager under the Management Agreement, and (b) in making such decisions and taking actions with respect to the Intrawest Manager and consistent with the terms of the Management Agreement, the General Partner may act in the best interests of the Partnership or the applicable SPE Owner. The General Partner expressly acknowledges and agrees that the General Partner does owe a fiduciary duty to Intrawest in Intrawest’s capacity as a Limited Partner of the Partnership, but not to any Intrawest Canada or Intrawest or any Affiliate thereof in its role as an Intrawest Manager under a Management Agreement.

(b) Any payments to the Intrawest Managers pursuant to the terms of the Management Agreements shall be treated as payments to the Intrawest Managers acting in a capacity other than as a Partner pursuant to Code Section 707(a) and shall not be treated as distributions to Intrawest under this Agreement.

Section 6.16 Rights of First Offer and Options to Acquire Commercial Property.

Pursuant to the terms of the Option Agreement and the ROFO Agreement, Intrawest Canada, Intrawest or certain Intrawest Wholly-Owned Subsidiaries have granted or will grant to the Partnership (a) with respect to certain existing developed and constructed Commercial Space at the US Resorts which is not included as part of the US Commercial Properties and ownership of which is retained as of the date hereof by an Intrawest Wholly-Owned Subsidiary, a right of first offer, and (b) with respect to certain undeveloped property at the US Resorts which is not

CNL VILLAGE RETAIL PARTNERSHIP, LP	59
Amended and Restated Limited Partnership Agreement v2

included in the US Commercial Properties, ownership of which is retained by Intrawest or an Intrawest Wholly-Owned Subsidiary and which may be developed and constructed in the future as Commercial Space, an option to purchase such Commercial Space. Intrawest hereby affirmatively represents and warrants that the Commercial Spaces and lands described in the ROFO Agreement and Option Agreement represent all existing Commercial Spaces that are currently owned by Intrawest or an Intrawest Wholly-Owned Subsidiary at the US Resorts, and all of the lands at the US Resorts that currently are zoned for possible development as new Commercial Space. Expressly excluded from this representation are lands owned by Intrawest or an Intrawest Wholly-Owned Subsidiary at the US Resorts which are not currently zoned for possible use as Commercial Space. Intrawest also agrees that if Intrawest or any Intrawest Wholly-Owned Subsidiary shall hereafter purchase or acquire any Commercial Space at a US Resort or any lands that are zoned for possible use as Commercial Space at such US Resorts, or if any land held by an Intrawest Wholly-Owned Subsidiary at a US Resort that is not currently zoned for possible use as Commercial Space becomes zoned for Commercial Space, then such entity shall promptly notify the General Partner of the Partnership of such acquisition and contemporaneously with such acquisition (or change in zoning) cause Intrawest or the Intrawest Wholly-Owned Subsidiary to execute and deliver to the Partnership a right of first offer or an option agreement as appropriate in the form contemplated by the ROFO Agreement and Option Agreement with respect to such newly acquired (or newly zoned) Commercial Space or development land.

Section 6.17 Capital Improvement Account.

The General Partner shall establish a deposit account into which the General Partner will deposit a portion of the cash receipts of the Partnership from time to time to establish a reasonable reserve from which to fund capital improvements that may be required for the Commercial Properties. The amount of such reserve deposits relating to the Commercial Properties at the US Resorts will be settled annually in the Annual Plan and the amount thereof relating to the Commercial Properties at the Canadian Resorts will be settled annually in a consolidated annual plan with respect to such Commercial Properties approved by CNL LP and Intrawest, which Approval will not be unreasonably withheld (and for such purpose, any consolidated annual plan with respect to the Commercial Properties at the Canadian Resorts prepared by an Intrawest Manager will be deemed approved by Intrawest and any such plan approved by the Trust will be deemed approved by CNL LP), provided that such amounts shall, at a minimum, be as follows: 1% of budgeted gross Partnership lease revenues (“GPLR”) for each of the Fiscal Year beginning January 1, 2005 and the Fiscal Year beginning January 1, 2006, 2% of GPLR for each of the Fiscal Year beginning January 1, 2007 and the Fiscal Year beginning January 1, 2008, and 3% of GPLR for each Fiscal Year thereafter. To the extent that such reserve relates to the Commercial Properties at the Canadian Resorts, the Partnership will distribute any amount required by the Trust to fund capital improvements or reserves for capital improvements to the Partners in proportion to their Partnership Interests, subject to the commitment of the Partners to lend such amount, or cause an equal amount to be loaned, to the Trust for such purposes.

CNL VILLAGE RETAIL PARTNERSHIP, LP	60
Amended and Restated Limited Partnership Agreement v2

ARTICLE 7-BOOKS OF ACCOUNT AND REPORTS; ACCESS TO RECORDS

Section 7.1 Books and Records.

The General Partner shall keep, or cause to be kept, at the principal place of business of the Partnership (or at such other place of business or office as the General Partner may designate) true and correct books of account of the Partnership, the SPE Owners, the Trust and the CNL Lessee, in which shall be entered fully and accurately each and every transaction of the Partnership, the SPE Owners, the Trust and the CNL Lessee and all other information as may be reasonably required by any Partner in connection with the business and affairs of the Partnership. Each Partner agrees to provide and to cause its Affiliates to provide any and all such required information to the General Partner. Each Partner or such Partner’s designated agent shall have access at all reasonable times on Business Days at the Partnership’s office to such books of account and all other information concerning the Partnership required by the Act to be made available to Partners, and may make copies thereof at such Partner’s expense. A Partner must give the Partnership written notice of its desire to exercise rights under the preceding sentence at least three (3) Business Days in advance. The books shall be kept on the accrual method of accounting in accordance with GAAP, consistently applied, and for a fiscal period which is the Fiscal Year. Any Partner shall have the right to a private audit of the books and records maintained by the General Partner, provided such audit is made at the office of the Partnership at which such books and records are located and at the expense of the Partner desiring it and is made at reasonable times on Business Days, after written notice given to the Partnership at least fifteen (15) Business Days in advance.

Section 7.2 Reports to Partners.

The General Partner shall cause the Partnership to prepare and deliver to each Partner the following financial reports with respect to the Partnership, the SPE Owners, the Trust and the CNL Lessee: (i) within forty-five (45) days after the end of each Fiscal Quarter, unaudited consolidated financial statements for such Fiscal Quarter, including a balance sheet, a statement of income and expense and a cash flow statement, (ii) concurrently with the delivery to the holder of a Mortgage encumbering a Commercial Property, a copy of all financial statements and other reports delivered by the Partnership, the SPE Owners or the Trust, as applicable, to such holder, and (iii) within one hundred twenty (120) days after the end of each Fiscal Year, audited financial statements certified by an independent public accountant, including a balance sheet, a statement of income and expense and a statement of source and application of funds, and the information necessary to enable the Partner to complete such Partner’s federal and state income tax returns for such Fiscal Year. Notwithstanding the foregoing, the General Partner shall be entitled to rely upon, and incorporate into such statements, the financial statements and reports prepared by the Intrawest Manager or its successor under the Management Agreement or the Master Management Agreement, or both, and CNL shall have no liability to Intrawest for any inaccurate or incorrect information contained in any financial reports of the Partnership to the extent such inaccurate or incorrect information derives from any financial statements and reports prepared by the Intrawest Manager, provided that such information is not otherwise known to be inaccurate or incorrect by CNL. The books and records may be reviewed and audited by any Partner at such Partner’s expense during normal business hours upon reasonable prior notice to the General Partner.

CNL VILLAGE RETAIL PARTNERSHIP, LP	61
Amended and Restated Limited Partnership Agreement v2

Section 7.3 Accountants.

Subject to Section 6.4, the General Partner shall cause the Partnership to retain a firm of independent certified public accountants to prepare and file the Partnership’s and SPE Owners’ federal and state income tax returns and to provide other outside accounting services from time to time required by the Partnership and the SPE Owners, which firm shall be reputable and internationally recognized and respected. The General Partner shall keep all of the Partners informed as to the identity (and if requested by any Partner, the qualifications) of any such firms as are engaged by the General Partner from time to time.

ARTICLE 8-TRANSFERS OF PARTNERSHIP INTEREST

AND ECONOMIC RIGHTS

Section 8.1 Partner’s or Assignee’s Right to Transfer.

A Partner may not Transfer such Partner’s interest in the Partnership, nor any part thereof, except as permitted in this Article 8 or Article 9. Any act in violation of this Section 8.1 shall be void ab initio.

Section 8.2 Conditions of Transfer.

No Partnership Interest or Economic Rights shall be Transferred

(a) if the Transfer is prohibited by, or would cause a default under, any Mortgage encumbering the Commercial Properties, under any loan agreement or guaranty to which the Partnership or a Subsidiary is a party or under the Management Agreement;

(b) in the case of a Transfer to a Person who is not a Partner, unless the Partnership receives an opinion of counsel satisfactory to the other Partners that such Transfer is exempt from the registration requirements of any applicable federal or state securities laws;

(c) in the case of a Transfer to a Person who is not a Partner, unless the Partnership receives from the Person to whom the Partnership Interest or the Economic Rights are Transferred, such Person’s taxpayer or employer identification number and any other information reasonably requested by the General Partner; and

(d) in the case of a Transfer to a Person who is not a Partner or a Permitted Transferee, unless (i) the Partner or the Assignee desiring to make the Transfer provides to the other Partners an Offering Notice (as defined in Section 8.3(a)) as a result of having received a Third Party Offer for the purchase of all (but not less than all) of such Partner’s or Assignee’s Partnership Interest or Economic Rights, as the case may be, and offers to sell the Partnership Interest or the Economic Rights that are the subject of such Third Party Offer to the other Partners pursuant to Section 8.3, and (ii) the other Partners do not exercise the option to purchase such Partnership Interest or the Economic Rights within the time and in the manner required by Section 8.3.

CNL VILLAGE RETAIL PARTNERSHIP, LP	62
Amended and Restated Limited Partnership Agreement v2

Section 8.3 Partners’ Right of First Refusal.

(a) A Transfer of a Partnership Interest by a Partner permitted by Section 8.2(d) shall not be made without first giving to the other Partners (in the case of a Transfer) a notice (the “Offering Notice”) in which the Partner or the Assignee (hereinafter referred to as the “Offeror”) irrevocably offers to sell to the Partner(s) to whom the Offering Notice is given (the “Offeree”), the Offeror’s entire Partnership Interest or Economic Rights (hereinafter referred to as the “Offered Interest”) on the terms and conditions set forth in this section. In the event an Offeror receives a Third Party Offer, then such Offeror shall deliver to the Offeree an Offering Notice, which must be accompanied by a copy of such Third Party Offer. The giving of an Offering Notice shall constitute a representation and warranty by the Offeror to the Offeree that the Third Party Offer is bona fide in all respects.

(b) For a period of sixty (60) days after receipt of the Offering Notice, the Offeree shall have the option to purchase the Offered Interest for the same purchase price and on the same terms as set forth in the Third Party Offer. The Offeree may exercise its option to purchase the Offered Interest only by giving notice to the Offeror within the sixty (60)-day period.

(c) If, within the sixty (60) day period referred to in Section 8.3(b), the Offeree does not give notice to the Offeror of the exercise of its option to purchase the entire Offered Interest, the Offeror shall be free to Transfer the Offered Interest to the Person who made the Third Party Offer, but the Transfer must be consummated within one hundred twenty (120) days after the expiration of the sixty (60)-day period referred to in Section 8.3(b) strictly in accordance with the terms of the Third Party Offer. If the Transfer of the Offered Interest is not consummated within one hundred twenty (120) days after the expiration of the sixty (60) day period referred to in Section 8.3(b), the Offeror may not thereafter Transfer all or any part of its Partnership Interest or Economic Rights to the same Person who made the Third Party Offer or to any other Person without first complying with the provisions of this Section. If a Partner’s Partnership Interest is, or an Assignee’s Economic Rights are, Transferred to a Person who is not a Permitted Transferee, the transferee shall be an Assignee but shall not become a Partner unless admitted as such pursuant to the provisions of Section 9.2.

(d) For the purposes of this Section 8.3, the term “Third Party Offer” shall mean a written offer to purchase a Partner’s entire Partnership Interest or an Assignee’s entire Economic Rights, as the case may be, open for acceptance for at least sixty (60) days, for a specified price from a financially responsible Person, identified therein by name and address, who is financially capable of complying with the terms of the Third Party Offer and who is unrelated, directly or indirectly, to the Partner or the Assignee, or any Affiliate thereof, and which does not contain terms or conditions which the Offeree, for reasons other than its financial condition, are not reasonably capable of performing, such as payment in a specific form of property (such as corporate stock or a unique or specific item or class of property) not readily available to the Offeree or for which no recognized or adequate public market exists. The Person who makes the Third Party Offer shall be deemed to be “unrelated” only if it is not an Affiliate of

CNL VILLAGE RETAIL PARTNERSHIP, LP	63
Amended and Restated Limited Partnership Agreement v2

the Partner or the Assignee and there is no arrangement of any kind whereby the Partner or the Assignee, directly or indirectly, will be financially interested in the ownership of the Commercial Properties, or any interest therein, after the sale of the Partnership Interest or the Economic Rights. If the Person making the Third Party Offer is a corporation, limited liability company or partnership, all shareholders, members or partners owning more than ten percent (10%) of its stock, membership interests or partnership interests shall be identified.

Section 8.4 No Transfer of General Partner’s Interest Without Consent of Limited Partners.

Notwithstanding anything to the contrary contained in this Agreement, the General Partner may not Transfer such General Partner’s interest in the Partnership, nor any part thereof, without the consent of all of the Limited Partners.

Section 8.5 Coordination of Disposition of Partnership Interest and Trust Interests.

Notwithstanding anything to the contrary contained in this Agreement, Intrawest and CNL acknowledge and agree that any Transfer of any Partner’s Partnership Interest or Assignee’s Economic Rights shall not be permitted except with a corresponding disposition of such Partner’s or Assignee’s (and/or such Partner’s or Assignee’s Affiliates’) Trust Interests or rights in respect thereof, in a manner reasonably acceptable to the other party consistent with the terms and provisions of this Agreement and the documents governing the Trust Interests.

Section 8.6 Non-Complying Transfers Void.

Any attempted Transfer of all or any part of a Partner’s Partnership Interest or an Assignee’s Economic Rights that does not comply with the provisions of Section 8.2, 8.4 or 8.5 shall be null and void and of no legal effect.

ARTICLE 9-ADMISSION OF ASSIGNEES

Section 9.1 Rights of Assignees.

The Assignee of a Partnership Interest has no Management Rights and, no right to become a Partner except as specifically permitted under and in compliance with Sections 9.2 or 9.3. The Assignee’s only rights are the Economic Rights allocable to the Transferred Partnership Interest.

Section 9.2 Admission of Assignee as a Partner.

An Assignee shall be admitted as a Partner with all rights of the Partner who initially Transferred the Partnership Interest to the Assignee, only if (i) the Partner who initially Transferred the Partnership Interest so provides in the instrument of Transfer, (ii) the Assignee agrees in writing to be bound by the provisions of this Agreement and (iii) the Partners consent in writing to the admission of the Assignee as a Partner. Each Partner shall have the right to give or withhold its consent to the admission of the Assignee as a Partner in such Partner’s sole and absolute discretion. An Assignee who is admitted as a Partner shall have all the rights and

CNL VILLAGE RETAIL PARTNERSHIP, LP	64
Amended and Restated Limited Partnership Agreement v2

powers and be subject to all the restrictions and liabilities of the Partner who originally Transferred the Partnership Interest. Unless agreed by all of the other Partners, the admission of the Assignee as a Partner shall not release the Partner who originally Transferred the Partnership Interest from any liability to the Partnership that exists before such admission.

Section 9.3 Admission of Permitted Transferee as Partner.

A Permitted Transferee to whom a Partnership Interest is Transferred shall be admitted as a Partner, without the necessity of obtaining the written consent of the other Partners, only if (i) the Transfer complies with the conditions in Section 8.2(a), Section 8.2(b), Section 8.2(c) and Section 8.5 and (ii) the conditions described in clauses (i) and (ii) of Section 9.2 are satisfied.

ARTICLE 10-DEFAULT AND REMEDIES

Section 10.1 Events of Default

Each of the following events shall be deemed to be, and is referred to in this Agreement as, an “Event of Default”:

(a) with respect to the General Partner, the taking of any action that is subject to the Approval of CNL LP and Intrawest pursuant to Section 6.4 without having first obtained such Approval; except if such Approval is unreasonably held in a circumstance where it is required not to be unreasonably withheld hereunder;

(b) except for a Capital Call Default, which shall not constitute an Event of Default and with respect to which this Section 10.1 shall not be applicable, any other default by a Partner in performing or observing any of the provisions of this Agreement which is not remedied by the Partner (i) within fifteen (15) days after the General Partner or another Partner gives a written notice to the Partner specifying the default, or (ii) in the case of a default which cannot with due diligence and in good faith be cured within fifteen (15) days, within such additional period, if any, as may be reasonably required by the Partner to cure the default with due diligence and in good faith provided that the Partner commences the curing of the same within the fifteen (15)-day period and completes such cure within ninety (90) days;

(c) Transfer by a Partner of the Partner’s Partnership Interest in a manner not permitted by Article 8; or

(d) the taking of any of the following actions by a Partner pursuant to or within the meaning of Title 11, Federal Bankruptcy Code (11 USC.A.) or any similar federal or state law for the relief of debtors (“Bankruptcy Law”):

(i) commencing a voluntary case;

(ii) consenting to the entry of an order for relief against the Partner in an involuntary case;

CNL VILLAGE RETAIL PARTNERSHIP, LP	65
Amended and Restated Limited Partnership Agreement v2

(iii) consenting to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (a “Custodian”) of the Partner or for all or substantially all of the Partner’s property;

(iv) making a general assignment for the benefit of the Partner’s creditors; or

(v) the entry by a court of competent jurisdiction of an order or decree under any Bankruptcy Law that:

(A) is for relief against a Partner in an involuntary case, which order or decree remains unstayed and in effect for ninety (90) days,

(B) appoints a Custodian of the Partner for all or substantially all of its property, which order or decree remains unstayed and in effect for ninety (90) days, or

(C) orders the liquidation of the Partner (if the Partner is not an individual), which order or decree remains unstayed and in effect for ninety (90) days.

Section 10.2 Remedies.

The non-defaulting Partner shall have all rights at law or in equity against the defaulting Partner with respect to any Event of Default by the defaulting Partner.

ARTICLE 11-BUY-SELL

Section 11.1 Initiation of Procedure

At any time on or after the fifth (5th) anniversary of the Effective Date, CNL or Intrawest (together with each of its Affiliates that holds any interest in its Trust Interests, the “Initiating Partner”) may, by written notice to the other of them (together with each of its Affiliates that holds any interest in its Trust Interests, the “Recipient Partner”), initiate a buy-sell process by

(a) designating a price (the “Designated Price”) for all of the Commercial Properties owned by the Partnership or any SPE Owner and any Option Agreement with respect to Commercial Spaces at the US Resorts on the one hand (the “US Properties”) and for all of the Commercial Properties owned by the Trust and any Option Agreement with respect to Commercial Spaces at the Canadian Resorts on the other (the “Canadian Properties”, and, collectively with the US Properties, the “Subject Properties”),

(b) allocating the Designated Price between the US Properties (the “US Properties’ Allocated Price”) and the Canadian Properties (the “Canadian Properties’ Allocated Price”), and

(c) setting forth a calculation of

CNL VILLAGE RETAIL PARTNERSHIP, LP	66
Amended and Restated Limited Partnership Agreement v2

(i) the amounts that each of the Initiating Partner and the Recipient Partner would be entitled to receive under Section 5.1 of this Agreement if there were a sale of the Subject Properties for an amount equal to the Designated Price and assuming

(A) payment of all liabilities of the Partnership, the Subsidiaries of the Partnership (including any SPE Owner), the Trust and the CNL Lessee (limited in the case of any non-recourse liability secured by one or more Commercial Properties to the value thereof) and all costs anticipated to be incurred in connection with such sale,

(B) distribution to the CNL Beneficiaries of the remaining Canadian Properties’ Allocated Purchase Price, together with any Net Cash Flow of the Trust and the amount of any Trust cash reserves, and distribution to the CNL Lessee of any Net Cash Flow of the CNL Lessee, and

(C) distribution to the Partners, pursuant to the provisions of Section 5.1 in lieu of Section 12.3, of the remaining US Properties’ Allocated Purchase Price together with any Net Cash Flow of the Partnership or any Subsidiary of the Partnership (including any SPE Owner) and the amount of any cash reserves of the Partnership or any Subsidiary of the Partnership (including any SPE Owner), without duplication, taking into account the provisions of Section 4.3(e), which calculated distribution amount to the Recipient Partner will be deemed the price at which the Initiating Partner is willing to buy the Partnership Interest of the Recipient Partner, or which calculated distribution amount to the Initiating Partner will be deemed the price at which the Initiating Partner is willing to sell its Partnership Interest to the Recipient Partner, and

(ii) the amounts that each of the Initiating Partner and the Recipient Partner would be entitled to receive with respect to their respective Trust Interests if there were a sale of all of the Canadian Properties for an amount equal to Canadian Properties’ Allocated Price, taking into account payment of all debts and liabilities of the Trust, including the Related Party Debt, (but limited, in the case of any nonrecourse liability, to the value of the Commercial Property or Commercial Properties securing such liability, and without taking into account any Taxes which may be imposed with respect to such sale), and payment of all costs anticipated to be incurred in connection with such sale, and assuming that the net remaining proceeds of such sale were paid and distributed to the holders of the Trust Interests in the manner required by the governing instruments with respect to each of the Trust Interests, which calculated amount to the Recipient Partner will be deemed the price at which the Initiating Partner is willing to buy the Trust Interests of the Recipient Partner, or which calculated amount to the Initiating Partner will be deemed the price at which the Initiating Partner is willing to sell its Trust Interests to the Recipient Partner (together with the amounts described in (i) above, the “Offer”).

Any dispute with respect to the calculated amounts shall be resolved by the Partnership’s and Trusts’ accountants at the cost of the Partnership and the Trust. For purposes of this Section 11.1, each of the parties constituting the Initiating Partner shall be treated as if they all were one and the same person and each of the parties constituting the Recipient Partner shall be treated as if they all were one and the same person, and whichever of the Initiating Partner and the Recipient Partner is the buyer is referred to as the buying Partner and the other of them is referred to as the selling Partner. The Offer shall be accompanied by evidence of a cash deposit

CNL VILLAGE RETAIL PARTNERSHIP, LP	67
Amended and Restated Limited Partnership Agreement v2

into the escrow account of an independent title or escrow company, reasonably acceptable to the parties (the “Escrow Company”) in an amount equal to ten percent (10%) of the purchase price set forth in the Offer and a term sheet which will serve as the basis upon which the purchase shall be made (the “Term Sheet”). The Term Sheet shall contain basic terms and conditions of the transaction, and shall also contain representations and warranties whereby each of the Initiating Partner and the Recipient Partner represents and warrants to the other of them only that it is duly organized, validly existing, has the necessary corporate or other power and authority to consummate the subject transactions and requires no consents or governmental authorizations to consummate the subject transactions which have not been obtained, and the selling Partner represents and warrants to the buying Partner that the selling Partner holds its Partnership Interest and Trust Interests free and clear of all legal and equitable claims, liens or encumbrances. Such terms shall provide for the entire purchase price to be paid in immediately available funds at closing. The buying Partner shall purchase the Partnership Interest and Trust Interests of the selling Partner subject to all Partnership and Trust liabilities, which shall be specifically assumed by the buying Partner unless the same are non-recourse. The buying Partner shall further indemnify the selling Partner as to said liabilities. In addition, as a condition to the Initiating Partner or the Recipient Partner becoming the buying Partner, the Initiating Partner or the Recipient Partner, as the case may be, and the Partnership shall arrange for the specific release of the selling Partner from liability to any Institutional Lender having outstanding loans to the Partnership or the Trust (including the cancellation and return of all guarantees, letters of credit, and other security or assurances posted or made by the selling Partner).

Section 11.2 Response.

(a) Within sixty (60) days after receipt of written notice of the Offer (the “Response Period”), the Recipient Partner shall reply to the Initiating Partner by giving written notice as to whether the Recipient Partner desires to buy or sell in accordance with the Offer. In the event the Recipient Partner elects to purchase the Partnership Interest and Trust Interests of the Initiating Partner, the election of the Recipient Partner to do so shall be accompanied by evidence of a cash deposit into the escrow account of the Escrow Company in an amount equal to ten percent (10%) of the purchase price to be paid to the Initiating Partner and the return to the Initiating Partner of the deposit previously submitted pursuant to Section 11.1.

(b) If a responsive notice is not given by the Recipient Partner to the Offer before expiration of the Response Period, then the Recipient Partner shall be deemed to have elected to sell its Partnership Interest and Trust Interests to the Initiating Partner at such price and upon such terms as set forth in the Offer, and the parties shall undertake to negotiate in good faith and execute a commercially reasonable purchase and sale agreement consistent with the terms of the Term Sheet.

Section 11.3 Closing.

The closing of a purchase and sale pursuant to this Article 11 shall occur at the end of one hundred twenty (120) days after the later of the receipt of notice pursuant to Section 11.2(a) or the expiration of the Response Period. During such one hundred twenty (120) day period, the parties shall work in good faith to finalize the terms and conditions of a purchase agreement (the

CNL VILLAGE RETAIL PARTNERSHIP, LP	68
Amended and Restated Limited Partnership Agreement v2

“Purchase Agreement”) which shall incorporate the basic terms and conditions set out in the Term Sheet and such other reasonable terms and conditions as may be necessary or appropriate. At the closing, the buying Partner shall pay the purchase price by wire transfer of immediately available funds and the selling Partner shall deliver to the buying Partner an assignment of its Partnership Interest and Trust Interests free and clear of all legal and equitable claims, liens and encumbrances. If either the buying Partner or the selling Partner defaults and as a result fails to timely close, the other of them shall have the option of either:

(a) canceling the Purchase Agreement (in which event all of the terms and provisions of this Agreement, including this Section 11.3 shall remain in full force and effect), and (A) if the selling Partner is the defaulting Partner, retaining the deposit made by the selling Partner or (B) if the buying Partner is the defaulting Partner, seeking damages up to a maximum amount equal to the amount of the deposit made by the selling Partner; and

(b) if the selling Partner is the defaulting party, completing the purchase of the Partnership Interest and Trust Interests of the selling Partner in accordance with the terms of the Offer, but with the purchase price calculated by applying a ten percent (10%) discount to the Designated Price.

Section 11.4 Tax Impacts.

In the event the buying Partner is Intrawest and its Affiliates that hold Intrawest’s Trust Interests, they will have the right to purchase the Canadian Properties for a purchase price equal to the Canadian Properties’ Allocated Price and, whether they purchase the Canadian Properties or CNL’s Trust Interests, the Initiating Partner shall be solely responsible for all Canadian income tax liabilities and related costs resulting from such sale and any income tax liabilities and related costs resulting from the liquidation of CNL’s Trust Interests. In such event, Intrawest and CNL will cooperate with each other in implementing any pre-closing Partnership and Trust reorganization which may be necessary and desirable in order to mitigate the tax impact of any such transaction.

Section 11.5 Intrawest Management.

In the event CNL is the purchaser under the provisions of this Article 11, the Intrawest Manager shall continue to manage the Commercial Properties under the terms of any applicable Management Agreement provided that the Intrawest Manager is not at such time subject to termination as Intrawest Manager pursuant to the terms of said Management Agreement or the Master Management Agreement.

ARTICLE 12-DISSOLUTION OF THE PARTNERSHIP

Section 12.1 Events Causing Dissolution.

Subject to the requirements of Section 12.5, the Partnership shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

(a) the sale, exchange, or other disposition by the Partnership of all or substantially all of its assets; provided, however, that if, in connection with such sale or other disposition, the Partnership receives a promissory note or notes evidencing all or a part of the purchase price of such property, the Partnership shall not be dissolved until such promissory note(s) is (are) satisfied, sold or otherwise disposed of; or

CNL VILLAGE RETAIL PARTNERSHIP, LP	69
Amended and Restated Limited Partnership Agreement v2

(b) the sale, exchange, or other disposition by all of the SPE Owners of all or substantially all of their assets; provided, however, that if, in connection with such sale or other disposition, the SPE Owners receive a promissory note or notes evidencing all or a part of the purchase price of such property, the Partnership shall not be dissolved until such promissory note(s) is (are) satisfied, sold or otherwise disposed of; or

(c) the consent in writing by the Partners, acting unanimously, that the Partnership shall be dissolved.

The Partnership shall not be dissolved by the death, resignation, withdrawal, bankruptcy or dissolution of a Partner and the Partnership’s business shall continue pursuant to Section 17-801 of the Act. In the event of the withdrawal of the General Partner, within ninety (90) days after such withdrawal, the Limited Partners shall appoint, effective as of the date of the withdrawal, a replacement general partner or general partners for the Partnership by the affirmative vote of the Limited Partners owning at least fifty-one percent (51%) of the total Percentage Interests of the Limited Partners; on the condition that if the General Partner withdraws or is removed as the result of fraud, misconduct or an Event of Default by the General Partner, the vote of any Limited Partner that is an Affiliate of such General Partner shall not be counted.

Section 12.2 Winding Up.

If the Partnership is dissolved, the General Partner shall proceed with dispatch and without any unnecessary delay to sell or otherwise liquidate all property of the Partnership. Any act or event (including the passage of time) causing a dissolution of the Partnership shall in no way affect the validity of, or shorten the term of, any lease, contract or other obligation entered into by or on behalf of the Partnership. The full rights, powers and authorities of the General Partner shall continue so long as appropriate and necessary to complete the process of winding up the business and affairs of the Partnership.

Section 12.3 Application of Assets in Winding Up and Negative Capital Accounts In Connection With A Terminating Event.

In winding up the Partnership, after paying or making provision for payment of all of its liabilities, the remaining net proceeds and liquid assets shall be distributed to the Partners in proportion to the positive Capital Account balances at such time, determined after having made all other adjustments to such Capital Accounts with respect to the year of liquidation (including, without limitation, adjustments pursuant to Section 5.7(b)) in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).

CNL VILLAGE RETAIL PARTNERSHIP, LP	70
Amended and Restated Limited Partnership Agreement v2

In connection with the liquidation of the Partnership or other Terminating Event, in the event that either Partner’s Capital Account has a deficit balance after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation or other Terminating Event occurs and, if applicable, for purposes of determining such Partner’s Distribution Excess, as if the distributions referred to in Section 11.1(c)(C) were made in connection with such Terminating Event, such Partner shall contribute to the capital of the Partnership the lesser of (i) such Partner’s Distribution Excess or (ii) the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3).

Section 12.4 Termination.

The Partnership shall terminate, except for the purpose of suits, other proceedings, and appropriate action as provided in the Act, when all of its property shall have been disposed of and the net proceeds and liquid assets, after satisfaction of liabilities to Partnership creditors, shall have been distributed among the Partners. The General Partner shall have authority to distribute any Partnership property discovered after dissolution, convey real estate, and take such other action as may be necessary on behalf of and in the name of the Partnership.

Section 12.5 No Dissolution Prior to Disposition of Canadian Commercial Properties.

The Partnership shall not take, or permit the SPE Owners to take, any action (including, without limitation, any action referred to in Section 12.1(a) or (b)) that would result in the dissolution of the Partnership unless and until all of the Canadian Commercial Properties have been sold or otherwise disposed of, and, for such purpose, shall take, or cause the SPE Owners to take, such steps in connection with any transaction which might result in the dissolution of the Partnership pursuant to Section 12.1(a) or (b) to ensure that such transaction will not do so until all of the Canadian Commercial Properties have been sold.

ARTICLE 13-MISCELLANEOUS PROVISIONS

Section 13.1 Notices.

(a) Each notice, request, demand, consent, approval or other communication (hereafter in this Section referred to collectively as “Notices” and referred to singly as a “Notice”) which any party is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if

(i) personally delivered with proof of delivery thereof (any Notice so delivered shall be deemed to have been received at the time so delivered),

(ii) sent by FedEx (or other similar overnight courier) designating early morning delivery (any Notice so delivered shall be deemed to have been received on the next Business Day following receipt by the courier), or

(iii) sent by United States registered or certified mail, return receipt requested, postage prepaid, at a post office regularly maintained by the United States Postal Service (any Notice so sent shall be deemed to have been received two days after mailing in the United States).

CNL VILLAGE RETAIL PARTNERSHIP, LP	71
Amended and Restated Limited Partnership Agreement v2

(b) All Notices shall be addressed to the parties at the following addresses:

if to either of CNL:

c/o CNL Income Properties, Inc.

CNL Center at City Commons

450 South Orange Avenue, 5th floor

Orlando, FL 32801-3336

Attn: Chief Financial Officer, and General Counsel

with a copy to:

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

215 N. Eola Drive

Orlando, Florida 32801

Attn: Michael A. Ryan, Esq.

if to Intrawest:

Intrawest Resorts, Inc.

221 Corporate Circle

Suite Q

Golden, Colorado

Attn: Vice President

with copies to:

Intrawest Corporation

200 Burrard Street, Suite 800

Vancouver, BC V6C 3L6

Attn: Corporate Secretary

and

Jacobs, Chase, Frick, Kleinkopf & Kelley LLC

1050 17th Street, Suite 1500

Denver, Colorado 80265

Attn: Steven M. Cohen, Esq.

Any party may, by Notice given pursuant to this Section, change the Person or Persons and/or address or addresses, or designate an additional Person or Persons or an additional address or addresses, for its Notices, but Notice of a change of address shall only be effective upon actual receipt. Each party agrees that it will not refuse or reject delivery of any Notice given hereunder, that it will acknowledge, in writing, receipt of the same upon request by the other party and that

CNL VILLAGE RETAIL PARTNERSHIP, LP	72
Amended and Restated Limited Partnership Agreement v2

any Notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the US Postal Service or the courier service.

(c) All Notices that are required or permitted to be given under this Agreement may be given by the parties hereto or by their respective counsel, who are hereby authorized to do so on the parties’ behalf.

Section 13.2 Integration.

This Agreement sets forth all (and is intended by all parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the Partnership, the Partnership business and the property of the Partnership, and there are no promises, agreements, conditions, understanding, warranties, or representations, oral or written, express or implied, among them other than as set forth herein; provided that the parties hereto acknowledge, confirm and agree that the Formation Agreement shall remain in full force and effect except to the extent of any conflict or inconsistency between the provisions hereof or thereof in which event the provisions of this Agreement shall prevail.

Section 13.3 Governing Law.

It is the intention of the parties that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Delaware.

Section 13.4 Binding Effect.

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective spouses, heirs, executors, administrators, personal and legal representatives, successors and assigns.

Section 13.5 Jurisdiction and Venue.

Jurisdiction of and venue for any action or proceeding arising out of or connected with this Agreement shall lie exclusively in the state courts of competent jurisdiction of the State of Delaware. Each party expressly waives all other jurisdiction and venue and agrees that it shall be subject personally to the jurisdiction of the agreed-upon court(s).

Section 13.6 Jury Trial Waiver.

EACH PARTNER HEREBY WAIVES SUCH PARTNER’S RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY EACH PARTNER. EACH PARTNER ACKNOWLEDGES THAT NO PERSON HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS

CNL VILLAGE RETAIL PARTNERSHIP, LP	73
Amended and Restated Limited Partnership Agreement v2

WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTNER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTNER HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND EACH PARTNER WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTNER FURTHER ACKNOWLEDGES THAT EACH HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER.

Section 13.7 Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and together shall constitute this Agreement.

Section 13.8 Incorporation of Recitals.

The recitals set forth above are incorporated and made a part of this Agreement as if fully set forth herein.

Section 13.9 Arbitration Regarding Major Decisions.

Prior to the date the Partners are entitled to exercise the Buy-Sell provided in Article 11 and only during such period, any dispute regarding a decision that requires the consent of one or more of the Partners, other than the General Partner, if unable to be resolved after the Partners have attempted, in good faith, to resolve such dispute for a period of at least thirty (30) days, shall be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law) and the applicable rules of the American Arbitration Association (the “Rules”). Such disputes shall be heard and determined by one arbitrator, and the decision of such arbitrator shall be final and binding upon the parties. The arbitrator shall be any person suggested by either of the parties and selected by the mutual agreement of the parties, provided, however, that in the event that the parties are unable to agree upon the selection of an arbitrator within fourteen days after the arbitration has been initiated, as provided in Section 6 of the Rules, then the arbitrator shall be selected by appointment from the National Panel of Arbitrators, as provided in Section 13 of the Rules. In the event of an arbitration under this Agreement, then the arbitration costs, fees and expenses shall be borne equally by the parties.

Section 13.10 Treatment as a Partnership for Income Tax Purposes.

The Partners intend that the Partnership is, and will continue to be, an entity taxable as a partnership for United States federal and state income tax purposes unless otherwise unanimously decided by all of the Partners. The Partners shall do all things requisite to the maintenance of the Partnership as an entity taxable as a partnership for United States federal and state income tax purposes.

CNL VILLAGE RETAIL PARTNERSHIP, LP	74
Amended and Restated Limited Partnership Agreement v2

Section 13.11 Representations and Warranties

As of the date hereof, each Partner and each party joining in the execution of this Agreement represents and warrants, but only with respect to itself, and not with respect to any other Partner or party, as follows:

(a) Each is a duly organized, validly existing and in good standing under the laws of the state in which it is organized.

(b) The execution and delivery of the Transaction Documents have been duly and validly authorized by all necessary actions of the party, and shall constitute the legal, valid and binding obligations of the party enforceable against the party in accordance with the terms hereof and thereof except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws related to or affecting the enforcement of creditors’ rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c) No consent, waiver, approval or authorization of or notice to any other Person (including any governmental entity) is required to be made, obtained or given by the Partner in connection with the execution and delivery of this Agreement or any other Transaction Document except for those which have been heretofore obtained.

(d) Neither the execution or delivery of this Agreement nor any other Transaction Document does or will, with or without the giving of notice, lapse of time or both (i) violate, conflict with or constitute a default or breach under any term or provision of (A) any agreement to which the party is a party or by which it is bound, or (B) any judgment, decree, order, statute, injunction, rule or regulation of a governmental entity applicable to the party, or by which it or its assets or properties are bound, or (ii) result in the creation of any lien or encumbrance upon the Partner or its assets.

Section 13.12 Special CNL Representation, Warranty and Indemnification.

(a) CNL specifically represents and warrants to Intrawest that as of the Effective Date, the Partnership is duly formed, validly existing and in good standing under the laws of the State of Delaware and governed by and operated pursuant to the terms and provisions of the Original Partnership Agreement. CNL indemnifies and holds Intrawest harmless from and against any action, losses, claims or other matters, economic or otherwise, resulting from the ownership, operation or activities of the Partnership prior to the Effective Date.

(b) CNL specifically represents and warrants to Intrawest that, as of the Effective Date and thereafter, the equity interests in its parent, CNL Income Properties, Inc., constitute, and shall continue to constitute, “publicly-offered securities” within the meaning of that term as defined under Department of Labor Regulations Sections 2510.3-101(b)(2), (3) and (4) (the “Plan Asset Regulation”). CNL agrees to indemnify and hold Intrawest harmless from and against any action, losses claims or other matters, economic or otherwise, resulting from the failure of such interests in CNL Income Properties, Inc. to constitute “publicly-offered securities” within the meaning of the Plan Asset Regulation.

CNL VILLAGE RETAIL PARTNERSHIP, LP	75
Amended and Restated Limited Partnership Agreement v2

Section 13.13 Reimbursement of Organizational Expenses.

Upon the closing of the Transaction, the Partnership shall promptly reimburse each of Intrawest and CNL for any and all Organizational Expenses previously funded by either of them, upon presentation to the Partnership of reasonable evidence (such as invoices, canceled checks, etc.) indicating that such Organizational Expenses have been paid. Any such reimbursement shall be paid to the party that previously incurred and paid such Organizational Expenses without interest.

Section 13.14 U.S. Currency.

All references to currency herein shall be deemed to refer to currency of the United States of America.

Section 13.15 Legal Counsel

Each of the Partner’s acknowledges that they are aware that counsel engaged by the General Partner to provide US federal income tax advice to the General Partner in its individual capacity (and not as General Partner of the Partnership) with respect to the structure, negotiation and documentation of the Partnership and the Trust Interests, provides legal representation to Intrawest on other matters, and each of the Partners waives any potential conflict raised by such representation.

[Signatures appear on the following page.]

CNL VILLAGE RETAIL PARTNERSHIP, LP	76
Amended and Restated Limited Partnership Agreement v2

IN WITNESS WHEREOF, the undersigned parties have signed this Amended and Restated Limited Partnership Agreement of CNL Village Retail Partnership, LP as of the day and year first above written.

GENERAL PARTNER:

CNL VILLAGE RETAIL GP, LLC,
a Delaware limited liability company

By:	/s/ Thomas G. Huffsmith
Name:	Thomas G. Huffsmith
Title:	Senior Vice President

CNL LIMITED PARTNER

CNL INCOME PARTNERS, LP,
a Delaware limited partnership

By:	CNL Income GP Corp., a Delaware corporation
Its:	Sole Limited Partner

	By:	/s/ Thomas G. Huffsmith
	Name:	Thomas G. Huffsmith
	Title:	Senior Vice-President

INTRAWEST LIMITED PARTNER:

INTRAWEST RESORTS INC.,
a Delaware corporation

By:	/s/ Andrew Voysey
Name:	Andrew Voysey
Title:	Executive Vice President

CNL VILLAGE RETAIL PARTNERSHIP, LP	77
Amended and Restated Limited Partnership Agreement v2

Acknowledgement of Intrawest Parent

The undersigned, Intrawest Corporation, a corporation continued under the Canada Business Corporations Act, hereby guarantees the payment and performance of all obligations of Intrawest under Section 4.3(e) and (f) and the second paragraph of Section 12.3 of this Agreement.

INTRAWEST CORPORATION

By:	/s/ Andrew Voysey
Name:	Andrew Voysey
Title:	Executive Vice President

CNL VILLAGE RETAIL PARTNERSHIP, LP	78
Amended and Restated Limited Partnership Agreement v2

Acknowledgement of CNL Parent

The undersigned, CNL Income Properties, Inc., a Maryland corporation, hereby guarantees the payment and performance of all obligations of CNL under Section 4.3(e) and the second paragraph of Section 12.3 of this Agreement.

CNL INCOME PROPERTIES, INC.

By:	/s/ Thomas G. Huffsmith
Name:	Thomas G. Huffsmith
Title:	Senior Vice-President

CNL VILLAGE RETAIL PARTNERSHIP, LP	79
Amended and Restated Limited Partnership Agreement v2